SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
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Filed by a Party other than the Registrant ☐
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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12
TOLLGRADE COMMUNICATIONS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)
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TOLLGRADE COMMUNICATIONS, INC.
493 NIXON ROAD, CHESWICK, PENNSYLVANIA 15024
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 9, 2006
To The Shareholders of Tollgrade Communications, Inc.:
     Notice is hereby given that the Annual Meeting of Shareholders of TOLLGRADE COMMUNICATIONS, INC. (the “Company”) will be held at the Syria Shrine Center, 1877 Shriners Way, Cheswick, PA 15024, on Tuesday, May 9, 2006 at 3:00 p.m., local time, for the purpose of considering and acting upon the following:
(1)	The election of two directors to serve for three-year terms or until their respective successors shall have been elected and shall have qualified;

(2)	The adoption of the Company’s 2006 Long-Term Incentive Compensation Plan;

(3)	The ratification of the appointment of PricewaterhouseCoopers, LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2006;

(4)	The shareholder proposal described in the accompanying proxy statement, if properly presented at the meeting; and

(5)	Such other matters as may properly be brought before the annual meeting or any postponement or adjournment of the annual meeting.
     The Board of Directors has fixed the close of business on March 6, 2006 as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting or any postponement or adjournment of the annual meeting. Enclosed you will find a proxy card, which should be completed and returned in order to vote all Common Stock held by you. A copy of the Company’s 2005 Annual Report on Form 10-K is also enclosed. You are cordially invited to attend the annual meeting of shareholders.
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PAID ENVELOPE SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM IS ASSURED AT THE ANNUAL MEETING. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. SHAREHOLDERS WHO ATTEND THE ANNUAL MEETING MAY VOTE THEIR SHARES PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.
By Order of the Board of Directors,

Sara M. Antol
General Counsel and Corporate Secretary
March 30, 2006

PROXY STATEMENT
GENERAL INFORMATION
PROPOSAL NO. 1
THE BOARD OF DIRECTORS AND ITS COMMITTEES
REPORT OF THE AUDIT COMMITTEE
COMPENSATION OF EXECUTIVE OFFICERS
OPTION EXERCISES AND VALUES
AGGREGATED OPTION EXERCISES IN 2005 AND YEAR-END OPTION VALUES
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
AGREEMENTS WITH NAMED EXECUTIVE OFFICERS
CHANGE IN CONTROL AGREEMENTS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
ADOPTION OF 2006 LONG-TERM INCENTIVE COMPENSATION PLAN
PROPOSAL NO. 3
PROPOSAL NO. 4
SUPPORTING STATEMENT
STATEMENT IN OPPOSITION
OTHER BUSINESS
SHAREHOLDER PROPOSALS

TOLLGRADE COMMUNICATIONS, INC.
Cheswick, Pennsylvania 15024
PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
May 9, 2006
The solicitation of the proxy or proxies enclosed with this proxy statement is made on behalf of the Board of Directors of Tollgrade Communications, Inc. (the “Company”), 493 Nixon Road, Cheswick, Pennsylvania 15024, for use at the annual meeting of shareholders of the Company (the “Annual Meeting”) to be held on May 9, 2006 at 3:00 p.m., at the Syria Shrine Center, 1877 Shriners Way, Cheswick, PA 15024. It is expected that this proxy statement, the accompanying notice of annual meeting, the proxy cards and the Company’s Annual Report on Form 10-K will be mailed to shareholders on or about April 6, 2006. At the Annual Meeting, the shareholders of the Company will be asked to consider and vote upon the following:
(1)	The election of two directors to serve for three-year terms or until their respective successors shall have been elected and shall have qualified;

(2)	The adoption of the Company’s 2006 Long-Term Incentive Compensation Plan;

(3)	The ratification of the appointment of PricewaterhouseCoopers, LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2006;

(4)	The shareholder proposal for declassification of the Board of Directors, if properly presented at the Annual Meeting; and

(5)	Such other matters as may properly be brought before the Annual Meeting or any postponement or adjournment of the Annual Meeting.
GENERAL INFORMATION
Record Date
The Board of Directors of the Company has fixed the close of business on March 6, 2006 as the record date for determining those shareholders entitled to notice of, and to vote on, all matters that may properly come before the Annual Meeting (the “Record Date”). As of the Record Date, the Company had 13,660,040 outstanding shares of common stock, par value $0.20 (the “Common Stock”). Each holder of record of Common Stock on the Record Date will be entitled to one vote for each share of the Company’s Common Stock held on all matters submitted to the shareholders. Under the Company’s Amended and Restated Articles of Incorporation, shareholders do not have cumulative voting rights in the election of directors.
Quorum
To conduct business at the Annual Meeting, a quorum must be present. The presence in person or by proxy of shareholders entitled to cast at least a majority of all votes entitled to be cast at such meeting shall constitute a quorum. Holders of shares of Common Stock present in person or represented by proxy (including holders of shares who abstain or do not vote with respect to one or more of the matters presented for shareholder approval) will be counted for purposes of determining whether a quorum exists at the Annual Meeting.

Voting of Shares
Shareholders may vote at the Annual Meeting or any postponement or adjournment of the Annual Meeting in person or by proxy. To vote by proxy, you must either (i) complete and mail to the Company the enclosed proxy card in the enclosed envelope, (ii) use the telephone number on the proxy card to submit your proxy telephonically or (iii) visit the website designated on the proxy card to submit your proxy on the Internet. Shares represented by a properly executed and dated proxy will be voted at the Annual Meeting in accordance with the instructions indicated on the proxy. Proxies that are properly executed and dated but which do not contain voting instructions will be voted as recommended by our Board. The proxy holder may vote the proxy in its discretion as to any other matter which may properly come before the Annual Meeting. Unsigned proxies will not be voted.
Abstentions
We will count a properly executed proxy marked “Abstain” as present for purposes of determining whether a quorum is present, but the shares represented by that proxy will not be voted at the Annual Meeting. Because only votes cast on the proposals presented at the Annual Meeting will determine the outcome of any vote on the proposals, if you mark your proxy “Abstain” with respect to any proposal, your proxy will have no effect on such proposal presented at the Annual Meeting.
Broker Non-Votes
If your shares of Common Stock are held by your broker and you do not provide your broker with voting instructions, your broker may either use its discretion to vote your shares on “routine” matters (such as the election of directors or the ratification of your independent registered public accounting firm) or leave your shares unvoted. However, for matters deemed “non-routine” by the New York Stock Exchange, your broker would not be able to vote without your instructions, in which case your shares would be considered “broker non-votes” on that particular matter. Broker non-votes will be counted as present for purposes of determining the presence of a quorum but will not be counted in the voting results and will have no effect on the proposals.
Voting Shares in Person That Are Held Through Brokers
If your shares of Common Stock are held by your broker or another nominee and you wish to vote those shares in person at the Annual Meeting, you must obtain from the nominee holding your Common Stock a properly executed legal proxy identifying you as a Tollgrade shareholder, authorizing you to act on behalf of the nominee at the Annual Meeting and identifying the number of shares with respect to which the authorization is granted.
Revocation of Proxy
The proxy solicited hereby may be revoked at any time before its exercise by giving written notice of revocation to the Secretary of the Company, by executing and delivering a proxy bearing a later date, or by attending and voting at the Annual Meeting or any postponement or adjournment thereof. If you have instructed a broker to vote your shares, you must follow your broker’s directions in order to change those instructions.

Expenses of Solicitation
The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, in a limited number of instances, officers, directors and regular employees of the Company may, for no additional compensation, solicit proxies in person or by telephone. The Company has also engaged Mellon Investor Services, LLC (“Mellon”) to solicit proxies from shareholders for the Annual Meeting. The Company will pay Mellon $7,500, plus expenses, for these services, plus an additional performance-based fee of $6,000, if certain voting results are achieved.
PROPOSAL NO. 1
ELECTION OF DIRECTORS
The Amended and Restated By-Laws of the Company provide that the Company’s Board of Directors (the “Board”) is divided into three classes. Each class of directors serves for a three year term, with one class being elected by the Company’s shareholders at each Annual Meeting. James J. Barnes and Brian C. Mullins serve as directors with terms of office expiring at the 2006 Annual Meeting. Dr. Heibel and Mr. Kampmeinert serve as directors with terms of office expiring at the 2007 Annual Meeting. Messrs. Barry, Egan and Peterson serve as directors with terms of office expiring at the 2008 Annual Meeting.
     Two directors will be elected at the Annual Meeting to serve three-year terms expiring on the date of the Annual Meeting of shareholders to be held in 2009 and until their respective successors shall have been elected and qualified. The Nominating Sub-Committee of the Corporate Governance Committee of the Board has recommended to the Board for its nomination, and the Board has nominated, Messrs. Barnes and Mullins as its nominees for election to the Board at the Annual Meeting. Unless otherwise instructed, the persons named in the accompanying proxy will vote, as permitted by the Amended and Restated By-Laws of the Company, to elect Messrs. Barnes and Mullins to the Board of Directors.
     Although it is expected that the nominees of the Board will be available for election, if any of them becomes unable or is unwilling to serve at the time the election occurs, the shares represented by proxies will be voted for the election of a substitute nominee, if any, as shall be designated by the Board upon the recommendation of the Nominating Sub-Committee of the Corporate Governance Committee of the Board.
Vote Required and Board of Directors Recommendation
Under Pennsylvania law and the Amended and Restated Bylaws of the Company, the two nominees for election as directors at the Annual Meeting who receive the highest number of votes cast for the election of directors by the holders of the Company’s Common Stock present in person or voting by proxy, a quorum being present, will be elected as directors.
A policy adopted by the Board of Directors in March 2006 provides that, in uncontested elections, if a director nominee receives a greater number of votes “withheld” from his or her election than votes “for” that director’s election, the director nominee shall promptly tender his resignation for consideration by the Corporate Governance Committee of the Board. The Corporate Governance Committee would then evaluate the best interests of the Company and its shareholders and recommend to the Board of Directors the action to be taken with respect to such resignation.
The Board of Directors unanimously recommends a vote “FOR” each of its nominees.

The following table sets forth certain information regarding the nominees and the continuing directors as of the Record Date. Except as otherwise indicated, each nominee and director has held the principal occupation listed or another executive position with the same entity for at least the past five years.

	DIRECTOR	PRINCIPAL OCCUPATION; OTHER
NAME	SINCE	DIRECTORSHIPS; AGE
Nominees for a term expiring in 2006:

James J. Barnes	1997	Partner and attorney at Reed Smith LLP, a law firm, since February 2002; prior thereto, shareholder and attorney at Buchanan Ingersoll, PC, a law firm; Chairman, Compensation Committee; Age 44.

Brian C. Mullins	2002	Retired; formerly, Senior Vice President, Chief Financial Officer and Treasurer at SCA North America, Packaging Division, formerly called Tuscarora Incorporated, a manufacturer of protective packaging and material-handling products, since 1976; Chairman, Audit Committee; Age 65.

Continuing directors with a term expiring in 2007:

Richard H. Heibel, M.D.	1996	Chief and Professor of Internal Medicine, Lake Erie College of Osteopathic Medicine of Bradenton, a medical school since July 2004; formerly, Board-certified cardiologist with the firm Consultants in Cardiology and an original founding investor in the Company prior to the initial public offering; Chairman, Investment Committee; Age 59.

Robert W. Kampmeinert	1995	Chairman and Executive Vice President, Janney Montgomery Scott LLC, an investment firm, since July 2005; prior thereto, Chairman, President and Chief Executive Officer and Director, Parker/Hunter Incorporated, an investment firm; Age 62.

Continuing directors with a term expiring in 2008:

Daniel P. Barry	1995	Chairman of the Board of Directors of the Company since 2005; also, private investor; formerly, director of AMSCO International, a manufacturer of medical equipment, from January 1990 until 1996 and Vice Chairman from July 1995 until May 1996; President and Chief Executive Officer of AMSCO from October 1994 until July 1995; and Senior Vice President, Finance and Administration at AMSCO from June 1991 until February 1993; Chairman, Corporate Governance Committee and Nominating Sub-Committee; Age 58.

David S. Egan	1998	Chief Marketing Officer, ReedSmith LLP, a law firm, since January 2002; prior thereto, President, Clubcom, Inc., a provider of communication devices to private broadcast networks, from September 2000 until January 2002; prior thereto, Vice President, Blattner Brunner, an advertising firm, from June 2000 until September 2000; prior thereto, President, Egan/St. James, Inc., an advertising firm, from June 1999 until June 2000; prior thereto, President, Ketchum Advertising; Age 49.

	DIRECTOR	PRINCIPAL OCCUPATION; OTHER
NAME	SINCE	DIRECTORSHIPS; AGE
Mark B. Peterson	2005	Chief Executive Officer of the Company since January 2005; President of the Company since January 2001; Executive Vice President, Sales and Marketing, of the Company from November 1999 until January 2001; Executive Vice President, Sales, of the Company from October 1997 until November 1999; prior thereto, Testing Application Group product manager (MLT and Switched Access Remote Test Systems (SARTS) product lines) of Lucent Technologies, a manufacturer of communication systems, software and products (formerly AT&T Bell Laboratories), from October 1995 until October 1997; Age 44.
THE BOARD OF DIRECTORS AND ITS COMMITTEES
The Board, which is elected by the shareholders, is the ultimate decision-making body of the Company, except with respect to those matters reserved to the shareholders. The Board selects the senior management team of the Company, which is charged with the conduct of the Company’s business. The Board acts as an advisor and counselor to senior management and ultimately monitors its performance.
     The operation and mission of the Board is embodied in the Company’s Board Guidelines on Corporate Governance Issues (the “Guidelines”), a copy of which is available on the Company’s website at www.tollgrade.com. The Guidelines were adopted by the Board to serve as a framework for its oversight responsibilities to the Company. Among other matters, the Guidelines:
•	reinforce that the mission of the Board is to represent the shareholders’ interest in the success of the Company through the Board’s active oversight and monitoring of management;

•	provide that the Board shall consist of at least a majority of “independent” directors;

•	confirm that the Board shall maintain standing committees including an Audit Committee, Compensation Committee, Corporate Governance Committee, Investment Committee, Nominating Sub-Committee of the Corporate Governance Committee, and that each of such committees will consist solely of independent directors;

•	provide for an annual evaluation by the Corporate Governance Committee of the performance and procedures of the Board, with the goal of increasing the effectiveness of the Board; and

•	provide that the independent members of the Board shall conduct executive sessions without the presence of any employees of the Company at least two times each year.
On March 6, 2006, the Board acted to amend the Guidelines to adopt a majority voting policy regarding the election of Directors. As amended, the Guidelines provide for the following:

•	any nominee for Director in an uncontested election who receives a greater number of votes “withheld” than votes “for” will promptly tender his or her resignation following certification of the shareholder vote.

•	The Board will act on the recommendation of the Corporate Governance Committee whether to accept the resignation within 90 days of certification of the shareholder vote.

•	The Board will disclose via press release its decision on whether to accept or reject the resignation.
The Board adopted this majority voting standard as a voluntary measure to demonstrate the Company’s responsiveness to shareholders’ interest in these important corporate governance issues. Many companies have approved similar measures, and the Board determined that this voting standard will serve to further enhance Director accountability to the shareholders.
To aid its oversight of the Company’s management and employees, and to comply with recently enacted SEC rules and Nasdaq listing standards, the Board has adopted several codes of conduct designed to enumerate the Board’s expectations for the conduct of the Company’s employees in carrying out the mission of the Company.
•	The Company’s Code of Ethics for Senior Executive and Financial Officers (the “Code of Ethics”), to which the Company’s Chief Executive Officer, Chief Financial Officer, Controller, and any other senior executive or financial officers performing similar functions are subject, requires that such individuals carry out their jobs in an honest and ethical manner, in compliance with laws, avoiding conflicts of interest, while implementing and maintaining the Company’s public communication and disclosure reporting systems. The Code of Ethics constitutes a “code of ethics” within the meaning of Item 406 of the SEC’s Regulation S-K. A copy of the Code of Ethics is available on the Company’s website at www.tollgrade.com.

•	The Company has also adopted a Code of Business Conduct and Ethics (the “Code of Business Conduct”) applicable to all directors and employees of the Company, including those subject to the Company’s Code of Ethics. The Code of Business Conduct covers issues generally applicable to all of the Company’s employees, such as the duty to conduct the Company’s business honestly and ethically; avoidance of conflicts of interest; compliance with all laws; the prohibition on insider trading; the prohibition on loans to the Company’s executive officers and directors; and the duty to protect the Company’s confidential information. The Code of Business Conduct obligates directors and employees to report any conduct that they believe in good faith to be apparent violations of the Code. All employees, without exception, are required to read and certify their continued compliance with the Code of Business Conduct. A copy of the Code of Business Conduct, which is a “code of conduct” as required by Nasdaq listing standards, is available on the Company’s website at www.tollgrade.com.
In addition to the compliance reporting mechanisms set forth in the Code of Business Conduct, the Audit Committee of the Board has also implemented, in accordance with SEC rules and Nasdaq listing standards, procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls and auditing matters, including a mechanism for the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

Communications With Directors
In order to provide the Company’s shareholders and other stakeholders with a direct and open means of communication to the Board, the Board has adopted the following procedures for communicating with Directors:
•	Shareholders and other interested persons may communicate with the chairpersons of the Company’s Corporate Governance Committee, Nominating Sub-Committee of the Corporate Governance Committee, Audit Committee or Compensation Committee or with the non-management directors of Company as a group by sending an e-mail to investor_relations@tollgrade.com or by mail to Investor Relations Department, Tollgrade Communications, Inc., 493 Nixon Road, Cheswick, PA 15024. The correspondence should specify which of the foregoing is the intended recipient.

•	All communications received in accordance with these procedures will be reviewed initially by the Company’s Investor Relations Department. The Investor Relations Department will relay all such communications to the appropriate director or directors unless the Investor Relations Department determines that the communication:
•	does not relate to the business or affairs of the Company or the functioning or constitution of the Board or any of its committees;

•	relates to routine or insignificant matters that do not warrant the attention of the Board;

•	is an advertisement or other commercial solicitation or communication;

•	is frivolous or offensive; or

•	is otherwise inappropriate for delivery to directors.
•	The director or directors who receive any such communication will have discretion to determine whether the subject matter of the communication should be brought to the attention of the full Board or one or more of its committees and whether any response to the person sending the communication is appropriate. Any such response will be made through the Company’s Investor Relations Department and only in accordance with the Company’s policies and procedures and applicable laws and regulations relating to the disclosure of information.

•	The Company’s Investor Relations Department will retain copies of all communications received pursuant to these procedures for a period of at least one year.

•	The Corporate Governance Committee will review the effectiveness of these procedures from time to time and, if appropriate, recommend changes to the Board.
Functioning of the Board of Directors
It is the general policy of the Company that all major decisions are considered by the Board as a whole. As a result, the committee structure of the Board is limited to those committees considered to be basic to, or required for, the operation of a publicly-held company. Currently, there are four standing committees of the Board: the Compensation Committee; the Corporate Governance Committee; the Investment Committee; and the Audit Committee. In addition, there is one standing sub-committee, the Nominating Sub-Committee of the Corporate Governance Committee. The members and chairs of each of these committees and sub-committees are selected by the Board upon the recommendation of the Nominating Sub-Committee.

     The Board has determined that Dr. Heibel and Messrs. Barnes, Barry, Egan, Kampmeinert and Mullins are “independent directors” as that term is defined by Rule 4200 of the Nasdaq listing standards.
     The Company’s Board of Directors met twelve times during 2005. All directors attended at least 75% of the total number of meetings of the Board of Directors and all committees of the Board of which they were members held during 2005. It is expected that all directors attend the annual meetings of shareholders. All of the Company’s directors who served on the Board of Directors at that time were present at the 2005 Annual Meeting.
Committees of the Board of Directors
     The Compensation Committee reviews and determines the salary, incentive compensation practices and benefit programs for the compensation of the Chief Executive Officer and other Named Executive Officers. The Chairman of the Compensation Committee is Mr. Barnes, and the other members of the Compensation Committee are Dr. Heibel and Mr. Barry. Each member of the Compensation Committee is an “independent director” as defined by Nasdaq listing standards and an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended. The Compensation Committee held eight meetings in 2005. In January, 2006, the Board adopted a Compensation Committee Charter, a copy of which can be found on the Company’s website at www.tollgrade.com.
     The Corporate Governance Committee is charged with, among other things, reviewing and supervising issues of corporate governance and director qualification and independence. The Chairman of the Corporate Governance Committee is Mr. Barry, and the other members of the Corporate Governance Committee are Dr. Heibel and Messrs. Barnes, Egan, Kampmeinert and Mullins. The Corporate Governance Committee held ten meetings in 2005.
     The Nominating Sub-Committee of the Corporate Governance Committee was created by resolution of the Board to make recommendations to it for Board nominees. The Board has adopted a charter for the Nominating Sub-Committee of the Corporate Governance Committee, a copy of which can be found on the Company’s website at www.tollgrade.com.
     The charter of the Nominating Sub-Committee provides that the members of the Sub-Committee shall be the current members of the Corporate Governance Committee who are “independent” as defined by applicable SEC rules and Nasdaq listing standards. The Chairman of the Nominating Sub-Committee is Mr. Barry, and the other members of the Nominating Sub-Committee are Dr. Heibel and Mr. Mullins, each of whom the Board has determined to be “independent” under the applicable Nasdaq listing standards. The Nominating Sub-Committee held one meeting in 2005.
     The primary function of the Nominating Sub-Committee under its charter is to identify and recommend to the Board individuals for its nomination for election as directors of the Company. The charter provides that, to fulfill its duties and responsibilities, the Nominating Sub-Committee must:
•	select and recommend to the Board director nominees for election at each annual meeting of shareholders, as well as director nominees to fill vacancies arising between annual meetings of shareholders;

•	if deemed necessary, select and retain an executive search firm to identify qualified candidates to serve as members of the Board, considering effectiveness, responsiveness and other relevant factors, and approve the fees and other compensation to be paid to the executive search firm;

•	determine requirements for, and means of, director orientation and training; and

•	review the charter of the Sub-Committee and assess the performance of the members of the Sub-Committee at least annually and recommend updates and changes to the Board as warranted.

The Nominating Sub-Committee has adopted position specifications applicable to members of the Board, and individuals recommended for nomination to the Board by the Nominating Sub-Committee must meet the qualifications set forth in these position specifications, a copy of which is available on the Company’s website at www.tollgrade.com. The specifications provide that a candidate for director should:
•	have a reputation for industry, integrity, honesty, candor, fairness and discretion;

•	be an acknowledged expert in his or her chosen field of endeavor, which area of expertise should have some relevance to the Company’s business;

•	be knowledgeable, or be willing and able to become so quickly, in the critical aspects of the Company’s business and operations; and

•	be experienced and skillful in serving as a competent overseer of, and trusted advisor to, senior management of a corporation.
Among the areas of expertise that the Nominating Sub-Committee seeks in its recommended nominees for the Board are backgrounds in: accounting and finance; telecommunications; international business; investment banking; leadership; business and management; strategic planning; investor relations; executive leadership development; and executive compensation. The Nominating Sub-Committee reviews both newly recommended individuals and incumbent directors against (i) the position specifications applicable to members of the Board, (ii) the relevant independence standards, and (iii) other intangible characteristics, such as perceived abilities of an individual that will increase the quality and knowledge of the Board and/or its committees, and recommends suitable candidates to the Board based upon these criteria.
     The policy of the Nominating Sub-Committee regarding the consideration of director candidates recommended by its shareholders is that the Sub-Committee will consider such candidates on the same basis that it considers its own recommended candidates. Any such recommendations should be communicated to the chairperson of the Nominating Sub-Committee in the manner described above under the subsection entitled “Communications With Directors” and should be accompanied by the same types of information as are required under the Company’s Amended and Restated By-laws for shareholder nominees.
     The Company’s Amended and Restated By-laws provide that nominations of individuals for election to the Board may be made at any meeting of shareholders by or at the direction of the Board or by any shareholder entitled to vote for the election of members of the Board at the meeting. In order to make a nomination, a shareholder must provide timely notice in writing to the Secretary of the Company, and any nominee should meet the qualifications established by the Nominating Sub-Committee in the Company’s most recent proxy statement. To be timely, a shareholder’s notice must be delivered to the Secretary between the close of business on the 60th day and 120th day prior to the first anniversary of the date of the proxy statement for the annual meeting of the Company for the preceding year; provided, however, that if the date of an annual meeting is more than 30 days before or more than 60 days after the first anniversary of the preceding year’s annual meeting, or in the case of a special meeting of shareholders, such notice will be timely if it is delivered not earlier than the close of business on the 120th day prior to such meeting and not later than the close of business on the later of (i) the 90th day prior to such meeting, and (ii) the 10th day following the day on which public announcement of the date of such meeting is first made. Delivery of a notice to the Chairperson of the Nominating Sub-Committee pursuant to the terms of this proxy statement shall constitute delivery of the same to the Secretary of the Company under its Amended and Restated By-laws.
     The notice given by a shareholder must contain: (a) all information regarding the shareholder’s proposed nominee that is required to be disclosed in solicitations of proxies for elections of directors in an election contest, or is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and Rule 14a-11 thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), along with a description of all arrangements or understandings between the shareholder and the nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by the shareholder; (b) a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the person specified in the notice; and (c) with respect to both the shareholder giving the notice and the beneficial owner, if any, on whose behalf that nomination is made, the name and address of each as they appear on the Company’s books and the class and number of shares of the Company’s stock which are owned beneficially and of record by each.
     The Investment Committee of the Board is responsible for overseeing the management of the Company’s investments. The Chairman of the Investment Committee is Dr. Heibel and the other members of the Committee are Messrs. Egan and Mullins. The Investment Committee met once in 2005. In January, 2006, the Board adopted a charter for the Investment Committee, a copy of which can be found on the Company’s website at www.tollgrade.com.
     The Audit Committee of the Board engages the independent registered public accounting firm to perform an integrated audit of the financial statements of the Company, reviews the proposed scope and results of the audit, reviews the scope, adequacy and results of the Company’s internal controls over financial reporting, reviews the annual financial statements and reviews whether non-audit services provided by the independent registered public accounting firm affect their independence. The Audit Committee Charter was adopted by the Board of Directors on August 27, 1996 and was revised in July 1999, October 2000, October 2001, October 2003 and January, 2004. Additional amendments to the Charter were proposed by the Committee and formally adopted by the Board in July, 2005. A copy of the Audit Committee Charter can be found on the Company’s website at www.tollgrade.com.
     The Chair of the Audit Committee is Mr. Mullins, and until May 5, 2005, the other members of the Audit Committee were Dr. Heibel and Mr. Barry. On May 5, 2005, as part of the annual committee appointments, Dr. Heibel requested that he not be reappointed to the Audit Committee, and upon the recommendation of the Corporate Governance Committee, Mr. Egan was appointed to the Audit Committee to replace Dr. Heibel. The Board has determined that each of the members of the Audit Committee is “independent” as that term is defined by both Rule 10A-3 under the Securities Exchange Act of 1934, as amended, and Nasdaq listing standards.
     The Board has also determined that each of Messrs. Barry and Mullins is an “audit committee financial expert” as that term is defined in Item 401(h) of Regulation S-K of the Securities and Exchange Commission.
REPORT OF THE AUDIT COMMITTEE
The Audit Committee of the Board of Directors (the “Committee”) is composed of three directors, each of whom is “independent” as defined by Rule 10A-3 under the Securities Exchange Act of 1934, as amended, and Nasdaq listing standards. The Committee operates under a written Audit Committee Charter (the “Charter”) adopted by the Board of Directors. The Charter was last reviewed and revised by the Board on July 21, 2005.
     Management is responsible for internal controls, the financial reporting process and compliance with laws and regulations and ethical business standards. The independent registered public accounting firm is responsible for performing an integrated audit of the Company’s financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Committee is charged with the duty to monitor and oversee these processes.
     Pursuant to the Charter, the primary responsibilities of the Committee are to assure the directors, regulators and shareholders that the Company’s internal controls over financial reporting are adequate and effective, that the Company’s financial accounting and reporting practices are of high quality and that the

Company is complying with applicable rules and regulations relating thereto. The Company’s financial statements are the responsibility of management. The independent registered public accounting firm is responsible for planning and conducting audits to determine whether the financial statements present fairly in all material respects the financial position of the Company. In this regard, the Charter charges the Committee with the responsibility of overseeing the activities of the Company’s independent registered public accounting firm as they relate to the issuance of audit reports and related work. The Committee has sole authority to select, determine the compensation paid to, and replace the Company’s independent registered public accounting firm. The Committee must pre-approve all audit and permitted non-audit services to be performed by the independent registered public accounting firm.
     The Charter further provides that the Committee shall always consist of no less than three members, all of whom must be independent directors. If at any time a member of the Committee is no longer independent, or if the resignation of a Committee member or any other event leaves the Committee with fewer than three members, it is expected that the Board will replace the non-independent or departed director in a timely fashion.
     The Committee has implemented procedures to ensure that during the course of each year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Charter. To carry out its responsibilities, the Committee met fifteen times during 2005.
     The Committee met with management to review and discuss the Company’s 2005 year-end financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Committee that the financial statements were prepared in accordance with generally accepted accounting principles. The Committee met with the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP (“PwC”), to review and discuss the results of their integrated audit to determine whether the financial statements presented fairly in all material respects the financial position of the Company. The Committee’s review included discussion with PwC of matters that are required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees).
     The Committee received the written disclosures from PwC as required by Rule 3600T of the Public Company Accounting Oversight Board (“PCAOB”), and discussed with PwC matters relating to PwC’s independence. PwC informed the Committee that it was independent with respect to the Company within the meaning of the Securities Acts administered by the Securities and Exchange Commission and the requirements of Rule 3600T of the PCAOB. The Committee also considered whether the non-audit services provided by PwC could have impaired its independence and concluded that the provision of such services had not impaired PwC’s independence.
     On the basis of these reviews and discussions, the Committee recommended to the Board of Directors that the Board approve the inclusion of the Company’s audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the Securities and Exchange Commission.
Members of the Audit Committee:
Brian C. Mullins, Chairman
Richard H. Heibel, M.D.*
Daniel P. Barry
David S. Egan

*Dr. Heibel was replaced by Mr. Egan on the Audit Committee effective May 5, 2005.

THE FOREGOING REPORT OF THE AUDIT COMMITTEE DOES NOT CONSTITUTE SOLICITING MATERIAL AND SHOULD NOT BE DEEMED TO BE FILED OR INCORPORATED BY REFERENCE INTO ANY OTHER COMPANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS REPORT BY REFERENCE THEREIN AND SHALL NOT OTHERWISE BE DEEMED TO BE FILED UNDER SUCH ACTS.
Compensation of Directors
During 2005, the Board increased the compensation levels for its non-employee directors, based upon the recommendation of the Compensation Committee and consideration of market analyses performed internally and by an outside compensation consultant. Non-employee directors receive an annual retainer of $16,000, a fee of $1,000 for attendance at each Board meeting and a fee of $750 for attendance at each committee meeting. Further, a non-executive Chairman of the Board receives an additional annual retainer of $24,000, the Chairman of the Audit Committee receives an additional annual retainer of $10,000, the Chairman of the Compensation Committee receives an additional annual retainer of $8,000 and the Chairman of the Corporate Governance and Investment Committees each receive an additional annual retainer of $6,000.
     Prior to October 15, 2005, the Board was permitted to make grants and awards under the 1995 Plan to non-employee directors. In July 2003, the Board had adopted a policy regarding stock option grants to directors, pursuant to which 5,000 non-qualified stock options are granted in December of each year to each of the non-employee directors, unless otherwise determined by the Board. During October 2005, the Board made non-qualified stock option grants pursuant to this policy under the Company’s 1995 Long-Term Incentive Compensation Plan. The grant was made in October rather than December, because under the terms of the 1995 Plan, no grants could be made on or after October 15, 2005. Grants in the amount of 5,000 shares of Common Stock were made to each of the following non-employee directors: James J. Barnes; David S. Egan; Dr. Richard H. Heibel; Robert W. Kampmeinert; and Brian C. Mullins. The Chairman of the Board, Daniel P. Barry, received a grant of non-qualified stock options in the amount of 10,000 shares of Common Stock. These option grants were made with an exercise price equal to the fair market value of the Company’s Common Stock on the date of grant, were immediately exercisable and remain outstanding for a period of ten years. Under the 1995 Plan, if a non-employee director ceases to be a director for any reason other than resignation or removal for cause, then the options are exercisable for a period of one year from the date the non-employee director ceases to be a director or the expiration date of such options, whichever is shorter. If a non-employee director resigns or is removed from office for cause, then the options are exercisable for a period of ninety (90) days from the date of resignation or removal or the expiration date of such options, whichever is shorter.

COMPENSATION OF EXECUTIVE OFFICERS
The following table sets forth certain information regarding compensation received in all capacities by the Chief Executive Officer and the four other most highly compensated executive officers of the Company (the “Named Executive Officers”) who were serving as executive officers as of December 31, 2005.
SUMMARY COMPENSATION TABLE

	Annual Compensation					Long-Term Compensation Awards
						Restricted	Securities
						Stock	Underlying	All Other
Name/Principal Position	Year	Salary ($)		Bonus ($)		Awards ($)	Options (#)	Compensation ($)
Mark B. Peterson,	2005	$312,393	(1)	$14,175	(2)	—	77,250	—
Chief Executive Officer	2004	$208,012		—		—	—	—
and President	2003	$202,996		$10,139	(3)	—	—	—

Christian L. Allison,	2005	$16,346		—		—	—	$705,000	(5)
Former Chief Executive	2004	$276,846		—		—	—	—
Officer(4)	2003	$212,200		$13,485	(3)	—	—	—

Richard A. Bair,Jr.,	2005	$171,761		$3,345	(2)	—	10,000	—
Executive Vice President,	2004	$165,427		—		—	—	—
Engineering	2003	$161,437		$4,607	(3)	—	—	—

Carol M. Franklin,	2005	$188,212		$4,716	(2)	—	13,760	—
Executive Vice President,	2004	$175,077		—		—	—	—
Research and	2003	$159,923		$5,708	(3)	—	—	—
Development

Samuel C. Knoch, Chief	2005	$197,091		$6,902	(2)	—	13,760	—
Financial Officer and	2004	$185,842		—		—	—	—
Treasurer	2003	$169,125		$8,447	(3)	—	—	—

Gregory L. Quiggle,	2005	$239,393		$8,879	(2)	—	15,864	—
Executive Vice President,	2004	$230,564		—		—	—	—
Marketing	2003	$225,004		$11,238	(3)	—	—	—

(1)	Mr. Peterson was appointed as the Company’s Chief Executive Office effective January 17, 2005.

(2)	Represents a discretionary bonus paid under the Management Incentive Compensation Plan. Bonus was paid in 2006, based on 2005 performance.

(3)	Represents a discretionary bonus paid under the Management Incentive Compensation Plan. Bonus was paid in 2004, based on 2003 performance.

(4)	Effective January 18, 2005, Mr. Allison retired as the Company’s Chief Executive Officer, and was replaced in that position by Mark B. Peterson.

(5)	Represents a separation payment to Mr. Allison as part of his retirement and separation of employment with the Company.

OPTIONS GRANTED IN 2005

						Potential Realizable Value Of
						Assumed Annual Rates Of Stock
						Price Appreciation For Option
	Individual Grants					Term (3)
	No. Of		% Of Total
	Securities		Options
	Underlying		Granted To	Exercise
	Options Granted		Employees	Price/Share	Expiration
Name	(#) (1)		in 2005(2)	($/Sh)	Date	5%	10%
Mark B. Peterson	50,000	(4)	16.9%	$8.845	7/21/15	$266,320	$686,028
	27,250	(5)	9.2%	$8.49	10/10/15	$146,938	$372,370
Richard A. Bair, Jr.	10,000	(5)	3.4%	$8.49	10/10/15	$53,393	$135,309
Carol M. Franklin	13,760	(5)	4.7%	$8.49	10/10/15	$73,469	$186,185
Samuel C. Knoch	13,760	(5)	4.7%	$8.49	10/10/15	$73,469	$186,185
Gregory L. Quiggle	15,864	(5)	5.4%	$8.49	10/10/15	$84,703	$214,654

(1)	Options were granted pursuant to the 1995 Long-Term Incentive Compensation Plan (the “Plan”). The exercise price per share was equal to the fair market value of the Company’s Common Stock on the date of grant, as calculated in accordance with the Plan. Fair market value is the average of the high and low sales prices of the Company’s Common Stock on the date of grant on the NASDAQ National Market System as reported in The Wall Street Journal. The exercise price may be paid in cash, in shares of Common Stock or in any combination of cash and such shares.

(2)	A total of 295,904 options to purchase Common Stock of the Company were granted to employees of the Company in the year ended December 31, 2005.

(3)	The 5% and 10% assumed annual rates of stock price appreciation do not reflect actual changes in the fair market value of the Company’s Common Stock since the date of grant. The information in the table is provided in accordance with the rules of the SEC regarding the disclosure of compensation of executive officers. The information is not intended to forecast possible future stock price appreciation, if any.

(4)	Options are first exercisable in three equal installments on July 21, 2005, July 21, 2006 and July 21, 2007.

(5)	Options are first exercisable in three equal installments on October 10, 2005, October 10, 2006 and October 10, 2007.

OPTION EXERCISES AND VALUES
The following table sets forth certain information concerning exercises of stock options during the year ended December 31, 2005 by each of the Named Executive Officers and the value of unexercised options held by each of the Named Executive Officers on December 31, 2005.
AGGREGATED OPTION EXERCISES IN 2005 AND YEAR-END OPTION VALUES

			Number Of Securities		Value Of Unexercised
			Underlying Unexercised		In-The-Money Options
			Options at 12-31-05		at 12-31-05 (#) (2)
	Shares	Value
	Acquired At	Realized ($)
Name	Exercise (#)	(1)	Exercisable	Unexercisable	Exercisable	Unexercisable
Mark B. Peterson	0	0	85,841	51,679	$125,402.75	$114,263.54
Richard A. Bair, Jr.	0	0	27,334	6,666	$10,302.46	$16,265.04
Carol M. Franklin	0	0	26,087	9,173	$13,359.78	$22,382.12
Samuel C. Knoch	0	0	72,587	9,173	$134,499.78	$22,382.12
Gregory L. Quiggle	0	0	61,788	10,576	$15,070.22	$25,805.44

(1)	The value realized is the difference between the aggregate fair market value of the shares acquired upon exercise and the aggregate exercise price.

(2)	The value of unexercised in-the-money stock options is the difference between aggregate fair market value of shares covered by stock options with an exercise price less than fair market value at December 31, 2005 ($10.93) and the aggregate exercise price of such stock options (exercise prices range from $7.5625 to $9.8125).

Securities Authorized for Future Issuance under Equity Compensation Plans
     The following table sets forth information about the Company’s Common Stock that may be issued upon the exercise of options outstanding under its stock option plans and the number of shares that have been issued under all of its other equity compensation plans as of December 31, 2005.

			Number of Securities
		Weighted-	Remaining Available
	Number of	Average Exercise	for Future Issuance
	Securities to be	Price of	Under Equity
	Issued Upon	Outstanding	Compensation Plans
	Exercise of	Options/Shares	(excluding securities
	Outstanding	Issued under	reflected in first
Plans	Options	Plan	column)

1995 Long-Term Incentive Compensation Plan (1)	1,445,037	$27.80	—
1998 Employee Incentive Compensation Plan (2)	331,766	$23.02	107,054
2006 Long-Term Incentive Compensation Plan (3)	—	$0	1,300,000

Total:	1,776,803	—	1,407,054

(1)	The 1995 Long-Term Incentive Compensation Plan was approved by the shareholders of the Company. Following October 15, 2005, no further grants may be made under the 1995 Long-Term Incentive Compensation Plan.

(2)	The 1998 Employee Incentive Compensation Plan was not approved by the shareholders of the Company.

(3)	The 2006 Long-Term Incentive Compensation Plan is being put before the shareholders for their approval at the Annual Meeting.
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
ON EXECUTIVE COMPENSATION
The primary function of the Compensation Committee (the “Committee”) is to assist the Board of Directors of the Company in ensuring that the officers and management personnel of the Company are effectively compensated in terms of salaries and other benefits which are externally competitive and advance the long-term interests of the Company’s shareholders. The Committee’s primary means of achieving this purpose is its administration of the Company’s compensation program for executive officers. The Committee is comprised of non-employee directors, all of whom have been determined by the Board of Directors to be “independent” under relevant SEC rules and Nasdaq listing standards.
Compensation Philosophy
The Company’s compensation philosophy is designed to attract and retain key employees of outstanding ability, including executive officers, to motivate employees to perform to the full extent of their abilities, to ensure that compensation is competitive with other leading companies in the Company’s industry and with companies of similar size, to reward employees for corporate, group and individual performance and to align the compensation of executive officers with the creation of long-term shareholder value. From time to time, the Committee has utilized the services of independent compensation consultants to assist it in development of an overall compensation strategy.

Compensation Of Executive Officers
Base Salary
The Company’s annual compensation program for 2005 consisted of base salary and an opportunity for payment of a bonus under the Company’s Management Incentive Compensation Plan (the “MICP”). In determining executive officer base salaries for 2005, the Committee took into account such factors as competitive industry salaries, the contribution and experience of each particular officer and the recommendations of the Chief Executive Officer. The 2005 salaries for the Named Executive Officers listed in the proxy statement were approved by the Compensation Committee. The 2005 salaries for other executive officers not listed in the Summary Compensation Table in this proxy statement were determined by Mr. Peterson utilizing performance-based criteria, again taking into account such factors as competitive industry salaries and the contribution and experience of the particular officer.
Bonuses
The Committee also administers the Company’s MICP. The MICP applies to the Chief Executive Officer and all other executive officers. The objectives of the MICP are to: (i) increase the growth and profitability of the Company in a manner which is consistent with the goals of the Company, its shareholders and its employees; (ii) provide executive compensation which is competitive with other high-tech companies and provide the potential for payment of meaningful cash awards; (iii) attract and retain personnel of outstanding ability and encourage excellence in the performance of individual responsibilities; and (iv) motivate and reward those members of management who contribute to the success of the Company. Awards made under the MICP are based upon certain Company performance objectives, taking into account the effect of the aggregate bonus payment. Individual awards are based 80% on the achievement of Company financial goals and 20% on the achievement of individual goals. All eligible employees are provided with a group designation, which determines the percentage of their base salary to be paid as a bonus, provided the performance objectives are met.
     Although the Company did not meet its stated operating income goal for 2005, given the Company’s performance in a difficult environment and the resulting earnings performance for the year, the Board of Directors on March 6, 2006 approved the payment of a bonus to all employees under the discretionary payment provisions of the MICP. These bonuses equaled approximately 10% of the payments that would have been received by the employees under the MICP if 100% of the Company’s 2005 operating income had been met. This discretionary bonus was paid in 2006 to the four Named Executive Officers based on 2005 performance.
Long-Term Incentive Compensation
For 2005, long-term incentive compensation was provided to executive officers through the Company’s 1995 Long-Term Incentive Compensation Plan (the “1995 Plan”). Under the 1995 Plan, awards are based upon the Committee’s subjective judgment concerning the responsibilities of the individual, the nature and value to the Company of his or her services, his or her present and/or potential contribution to the success of the Company and any other factors deemed relevant by the Committee after taking into account information received from executive management and any independent consultants retained by the Committee. Historically, the Committee has granted stock options, to tie the interests of the executive officers and other employees to the long-term performance of the Company. The Compensation Committee believes that such awards provide an effective incentive for the recipients to increase shareholder value over the long term. Information on stock options granted to executive officers in 2005 is contained elsewhere in this Proxy Statement.

Compensation of Chief Executive Officer
The compensation program for Mr. Peterson for 2005 was comprised of base salary and the opportunity for a bonus payment under the MICP. Mr. Peterson has an employment agreement with the Company, entered into effective May 31, 2005, which sets forth his base salary at $315,000, retroactive to January 17, 2005, the date he was appointed the Chief Executive Officer. For 2006, Mr. Peterson’s base salary was increased by 3%, consistent with the increases provided to the other executive officers of the Company and in accordance with the terms of his employment agreement. Mr. Peterson was not present during the deliberations of or voting by the Compensation Committee on his compensation program. In addition to his base salary for 2005, Mr. Peterson was awarded a bonus under the discretionary provisions of the MICP in 2006 based on 2005 performance, as described above.
Tax Policy
Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), disallows any federal income tax deductions for the Company for compensation paid to the Chief Executive Officer and any of the other four highest compensated executive officers in excess of $1 million each in any taxable year, subject to certain exceptions. One exception involves compensation paid pursuant to shareholder-approved compensation plans that are performance-based. The Plan is structured to permit grants of stock options and certain other awards to be eligible for this performance-based exception (so that compensation upon exercise of such options or receipt of such awards, as the case may be, should be deductible under the Code). Payments of cash compensation to executives (and certain other benefits which could be awarded under the Plan, such as restricted stock) currently are not eligible for this performance-based exception, although the value of such payments and awards, when combined with other includable compensation, is well below the $1 million limit. The Committee has taken and intends to continue to take whatever actions are necessary to minimize the Company’s non-deductible compensation expense, while maintaining, to the extent possible, the flexibility which the Committee believes to be an important element of the Company’s executive compensation program.
Members Of The Compensation Committee:
James J. Barnes, Chairman
Daniel P. Barry
Richard H. Heibel, M.D.
THE FOREGOING REPORT OF THE COMPENSATION COMMITTEE DOES NOT CONSTITUTE SOLICITING MATERIAL AND SHOULD NOT BE DEEMED FILED OR INCORPORATED BY REFERENCE INTO ANY OTHER COMPANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS REPORT BY REFERENCE THEREIN AND SHALL NOT OTHERWISE BE DEEMED TO BE FILED UNDER SUCH ACTS.
AGREEMENTS WITH NAMED EXECUTIVE OFFICERS
Employment Agreement with Chief Executive Officer
     Effective May 31, 2005, the Company entered into an employment agreement with Mr. Peterson. The Agreement has an initial term that expires on December 31, 2007. The term will be automatically extended for successive additional terms of one year, unless terminated by either the Company or Mr. Peterson. The Company may at any time terminate Mr. Peterson’s employment for “cause for termination” (as defined in the agreement) after giving Mr. Peterson 15 days to correct the act or acts constituting cause for termination, and Mr. Peterson may terminate his employment with the Company at any time for “good reason for termination” (as defined in the agreement) after giving the Company 15 days to correct the conditions constituting good reason for termination.
     The agreement provides for an annual base salary retroactive to January 17, 2005 of $315,000, with such increases or decreases from time to time as the Compensation Committee of the Company’s Board of Directors may determine, subject to mandatory annual increases based on the average percentage increase in base salary, if any, of the Company’s Executive Council, as provided for in the agreement. Mr. Peterson also is entitled to receive annual bonuses based upon achievement of performance objectives established by the Compensation Committee pursuant to the Company’s Management Incentive Compensation Plan at the level specified for the Company’s Chief Executive Officer. While serving as Chief Executive Officer during the term of the agreement, the Company has agreed to nominate Mr. Peterson on its management slate of Board of Director candidates and to recommend to the Company’s shareholders that Mr. Peterson be elected to the Board.
     The agreement provides for certain severance payments upon termination of Mr. Peterson’s employment. Such payments vary depending upon the circumstances of termination.
     If the agreement is permitted to expire by its own terms after the giving of required notice by either party, then Mr. Peterson will be entitled to receive the annual bonus discussed above, if any, for the last year of his employment. If Mr. Peterson’s employment is terminated because of his death or his “disability” or “retirement” (each as defined in the agreement), Mr. Peterson or his estate will be entitled to receive a pro rata portion, based upon the number of months of Mr. Peterson’s employment during the year of termination, of any annual bonus program or agreement in effect for the year of termination based upon the then projected achievement of performance objectives for such year.
     If, during the term of the agreement and within six months prior to a “change-in-control” (as defined in the agreement) or three years after a change-in-control, Mr. Peterson’s employment is terminated for any reason (excluding termination by the Company for cause, termination by reason of Mr. Peterson’s death, disability or retirement, or termination by Mr. Peterson for other than good reason for termination), Mr. Peterson is entitled to receive a severance payment of three times the sum of:
(i) the greater of (a) his annual base salary in effect when the termination occurs (provided that in the case of termination for good reason by Mr. Peterson, the date immediately preceding the date of the event which gave rise to the termination for good reason shall be used instead of the date of termination) or (b) his annual base salary in effect when the change-in-control occurred, plus
(ii) the greater of (a) his average annual cash bonus or incentive award for the two calendar years prior to the date of termination (provided that in the case of termination for good reason by Mr. Peterson, the date immediately preceding the date of the event which gave rise to the termination for good reason shall be used instead of the date of termination) or (b) his average annual cash bonus or incentive award for the two calendar years prior to the date of the change-in-control.
     In addition, Mr. Peterson shall be entitled to receive payment of reasonable executive placement agency fees for a period not to exceed two years and the continuation of certain medical, pension and other benefits for a three-year period.

          If, during the term of the agreement, Mr. Peterson’s employment is terminated for any reason other than under the change-in-control scenario or any of the other scenarios discussed above, Mr. Peterson will be entitled to receive two times the sum of:
(i)	his annual base salary in effect on the date of termination, plus

(ii)	his average annual bonus for the two years prior to the termination date.
          However, if a change-in-control occurs within six months following the date of termination, Mr. Peterson will be entitled to the amounts discussed above relating to a termination in connection with a change-in-control reduced by the amounts paid to Mr. Peterson pursuant to the foregoing provision. In addition, Mr. Peterson shall be entitled to receive payment of reasonable executive placement agency fees for a period not to exceed two years.
          The receipt of any severance payments under the agreement are subject to Mr. Peterson and the Company signing and not revoking a separation and mutual release of claims agreement.
          If any payment or payments due Mr. Peterson pursuant to the agreement result in an excise tax being imposed on Mr. Peterson pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), or any successor federal taxing provision to such Section 4999 (“Excise Tax”), the Company will also be obligated to pay to Mr. Peterson at the time that each subject payment(s) is made an amount (a “Gross-Up Payment”) such that after payment by Mr. Peterson of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes and Excise Tax imposed upon the Gross-Up Payment, Mr. Peterson retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the subject payment under the agreement. Furthermore, the parties intend that the Agreement be construed and applied in a manner that will conform its provisions with the requirements for avoidance of additional federal income tax pursuant to Section 409A of the Internal Revenue Code, to the extent that such section applies to the payments provided thereunder. Accordingly, the parties have agreed that the provisions of the agreement will be interpreted consistent with the preceding sentence, and the Board of Directors and Mr. Peterson may modify the agreement by mutual agreement, retroactively or otherwise, to the extent deemed advisable to prevent the application of Section 409A of the Internal Revenue Code.
Retirement Agreement with Former Chief Executive Officer
          The Company’s former Chief Executive Officer, Christian L. Allison, was employed pursuant to an employment agreement with the Company dated December 13, 1995, as later amended, which was in effect during a portion of 2005, until his retirement and separation with the Company on January 17, 2005. Effective January 18, 2005, the employment agreement was terminated pursuant to an agreement with Mr. Allison which provided for the terms of his retirement and separation from the Company (herein, the “Retirement Agreement”). The employment agreement, as amended, provided for a base annual salary of $315,000, with such increases as the Compensation Committee might determine. Mr. Allison was also entitled to receive annual bonuses based upon the achievement of performance objectives established by the Compensation Committee. The employment agreement had an initial term of two years and was automatically renewable for successive additional terms of one year, unless terminated by either the Company or Mr. Allison. The employment agreement also provided for certain severance payments upon termination of employment. Such payments would have varied depending upon whether a “change in control” of the Company (as defined in the employment agreement) had occurred.

          On January 17, 2005, the Company entered into the Retirement Agreement with Mr. Allison. Under the terms of the Retirement Agreement, Mr. Allison resigned, effective as of January 18, 2005 (the “Retirement Date”), as a director and executive officer of the of the Company and any and all other positions he held with the Company or its subsidiaries. Mr. Allison’s employment with the Company terminated upon his retirement under the Retirement Agreement.
          Mr. Allison received the following separation payments under the Retirement Agreement: (a) an amount equal to the sum of (i) Mr. Allison’s base salary through the Retirement Date and (ii) any vacation pay and other cash entitlements accrued by Mr. Allison as of the Retirement Date; (b) two times his contractual base salary of $315,000 for a total of $630,000; and (c) a lump sum payment of $75,000. The Company further agreed to pay all premiums on behalf of Mr. Allison to continue medical insurance for his immediate family for the period specified in the Retirement Agreement. Additionally, the Company agreed to continue to indemnify, to the fullest extent permitted by applicable law, and to provide directors’ and officers’ liability insurance, if available in the director’s and officer’s liability insurance market, for the periods specified in the Retirement Agreement for Mr. Allison’s actions taken or omissions occurring at or prior to the Retirement Date. The Company also agreed to pay up to $50,000 of the reasonable fees and expenses of Mr. Allison’s legal counsel incurred in connection with the Retirement Agreement.
          Mr. Allison also was entitled to receive any vested benefits payable to him under the terms of any employee benefit plan or program of the Company in accordance with the terms of such plan or program. Under the terms of the Retirement Agreement and the Company’s 1995 Long-Term Incentive Compensation Plan, all options to acquire shares of the Company’s Common Stock held by Mr. Allison were fully vested as of the Retirement Date and will remain exercisable by Mr. Allison for at least one year following the Retirement Date.
          If any payment or payments made or due to Mr. Allison under the Agreement result in an excise tax being imposed on Mr. Allison pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended, or any successor federal tax provision to such section (“Excise Tax”), then the Company will also be obligated to pay to Mr. Allison at the time the subject payment(s) is made an amount (the “Gross-Up Payment”) such that after payment by Mr. Allison of all taxes, including any income taxes and Excise Tax imposed upon the Gross-Up Payment, Mr. Allison retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the subject payment under the Retirement Agreement.
          Under the Retirement Agreement, for a two-year period following the Retirement Date, Mr. Allison agreed to serve as a consultant to the Company as may be reasonably requested by the Company, at the compensation rate of $160.00 per hour. Mr. Allison would not be required to provide more than twenty hours of consulting services in any given calendar month.
CHANGE IN CONTROL AGREEMENTS
The Company has entered into change in control agreements with each of the Named Executive Officers (other than Mr. Peterson). These agreements are not employment agreements and do not guarantee the continuation of employment for any particular period of time. Each agreement provides for certain severance payments to the Named Executive Officers upon termination of employment as a result of a change in control of the Company. If within six months prior to a change in control or three years after a change in control, a Named Executive Officer’s employment is terminated by the Company other than “for good reason” (as defined in the agreements), that Named Executive Officer is entitled to a severance payment of a maximum of two times the sum of (i) that Named Executive Officer’s annual base salary at the time of the change in control, plus (ii) the average annual cash award received by that Named Executive Officer as incentive compensation or bonus for the two calendar years preceding the time of termination or change in control. As used in these agreements, “change in control” is defined the same way as such term is used in Mr. Peterson’s employment agreement as described above.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
During the Company’s year ended December 31, 2005, the members of the Compensation Committee were Dr. Richard H. Heibel, James J. Barnes and Daniel P. Barry. There were no interlocking relationships between any executive officers of the Company and any entity whose directors or executive officers serve on the Company Compensation Committee during the year ended December 31, 2005.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information as to the beneficial ownership of the Company’s Common Stock as of January 15, 2006 by: (i) each director and director nominee; (ii) each of the Named Executive Officers named in the Summary Compensation Table included under the caption “Compensation of Executive Officers” in this proxy statement; (iii) each other person who is known by the Company to beneficially own 5% or more of its Common Stock; and (iv) all current directors and executive officers as a group. The information in the table concerning beneficial ownership is based upon information furnished to the Company by or on behalf of the persons named in the table.

			PERCENTAGE OF
	AMOUNT AND NATURE OF BENEFICIAL		COMMON STOCK
NAME AND ADDRESS OF BENEFICIAL OWNER (1)	OWNERSHIP (2)		OUTSTANDING (3)
James J. Barnes	37,200	(4)	*
Daniel P. Barry	65,500	(4)	*
David S. Egan	51,500	(4)	*
Carol M. Franklin	26,087	(4)	*
Richard H. Heibel	174,604	(4) (5)	1%
Robert W. Kampmeinert	88,000	(4) (6)	*
Samuel C. Knoch	72,587	(4)	*
Brian C. Mullins	21,550	(4) (7)	*
Mark B. Peterson	85,841	(4)	*
Gregory L. Quiggle	61,778	(4)	*
All directors and executive officers as a group (24 persons)	866,756	(4)	6%
Other Principal Shareholders:
Brown Capital Management, Inc. 1201 N. Calvert Street Baltimore, MD 21020	2,191,550	(8)	16%
Dimensional Fund Advisors, Inc. 1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401	933,439	(9)	7%
SunTrust Banks, Inc. 303 Peachtree Street, Suite 1500 Atlanta, GA 30308	844,970	(10)	6%

*Less than 1%

(1)	If not provided above, the address of listed shareholders is c/o Tollgrade Communications, Inc., 493 Nixon Road, Cheswick, Pennsylvania 15024.

(2)	Under regulations of the Securities and Exchange Commission, a person who has or shares voting or investment power with respect to a security is considered a beneficial owner of the security. Voting power is the power to vote or direct the voting of shares, and investment power is the power to dispose of or direct the disposition of shares. Unless otherwise indicated in the other footnotes below, each person has sole voting power and sole investment power as to all shares listed opposite his name. The inclusion of any shares of stock deemed to be beneficially owned does not constitute an admission of beneficial ownership of those shares.

(3)	In computing the percentage ownership of any person, the number of shares outstanding includes 13,663,790 shares of Common Stock outstanding as of January 31, 2006, plus any shares subject to outstanding stock options that were exercisable within 60 days after January 31, 2006, held by the person or persons in question.

(4)	Includes options that were exercisable or exercisable within 60 days after January 15, 2006, issued to the following persons for the following amounts: James J. Barnes, 30,000; Richard Bair, 27,334; Daniel P. Barry, 59,000; David S. Egan, 49,000; Carol M. Franklin, 26,087; Dr. Richard H. Heibel, 69,000; Robert W. Kampmeinert, 68,000; Samuel C. Knoch, 72,587; Brian C. Mullins, 20,000; Mark B. Peterson, 85,841; Gregory L. Quiggle, 61,788; and all directors and executive officers as a group,722,677.

(5)	Includes 43,438 shares held by the spouse of Dr. Heibel, as to which shares Dr. Heibel shares voting and dispositive power.

(6)	Includes 15,000 shares held by Janney Montgomery & Scott LLC, of which Mr. Kampmeinert is Chairman; voting and disposition of such shares are administered by senior management and Mr. Kampmeinert has no authority to direct the voting or disposition of such shares and disclaims beneficial ownership thereof.

(7)	Includes 550 shares held by the spouse of Mr. Mullins, as to which shares Mr. Mullins shares voting and dispositive power.

(8)	Information taken solely from the Schedule 13G/A filed with the Commission by Brown Capital Management, Inc. (“BCM”) on February 6, 2006, reflecting ownership of the Company’s Common Stock as of December 31, 2005. The filing reflects that BCM has sole voting power over 1,143,400 shares and sole dispositive power over 1,366,800 shares.

(9)	Information taken solely from the Schedule 13G filed with the Commission by Dimensional Fund Advisors, Inc. on February 6, 2006, reflecting ownership of the Company’s Common Stock as of December 31, 2005. The filing reflects that Dimensional Fund Advisors, Inc. has sole voting and dispositive power over 933,439 shares.

(10)	Information taken solely from the Schedule 13G filed with the Commission on February 13, 2006 by SunTrust Banks, Inc. as Parent Holding Company for Trusco Capital Management, Inc. and for SunTrust Bank Holding Company as Parent Company for SunTrust Bank in various fiduciary capacities (“SunTrust”). The filing reflects that SunTrust has sole voting and dispositive power over 844,970 shares.

SHAREHOLDER RETURN PERFORMANCE GRAPH
The following line graph compares percentage changes in the cumulative total return on the Company’s Common Stock against the cumulative total return of the Standard & Poor’s Composite 500 Stock Index and the Nasdaq Telecommunications Index (measured in accordance with the rules of the SEC for the period commencing January 1, 2000 and ending December 31, 2005). The calculation of total cumulative return assumes a $100 investment on January 1, 2000 in the Company’s Common Stock, the Standard & Poor’s Composite 500 and the Nasdaq Telecommunications Index and assumes the reinvestment of dividends. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

	12/31/2000	12/31/20001	12/31/20002	12/31/20003	12/31/20004	12/31/20005
Tollgrade Communications	100	105	37	55	38	34
NASDAQ Telecommunication Index	100	55	25	43	46	43
S&P 500	100	89	69	87	94	97
31/12/2000 31/12/2001 31/12/2002 31/12/2003 31/12/2004 31/12/2005 Tollgrade Communications 100 105 37 55 38 34 NASDAQ Telecommunications Index 100 55 25 43 46 43 S&P 500 100 89 69 87 94 97
THE FOREGOING SHAREHOLDER RETURN PERFORMANCE GRAPH DOES NOT CONSTITUTE SOLICITING MATERIALS AND SHOULD NOT BE DEEMED FILED OR INCORPORATED BY REFERENCE INTO ANY OTHER COMPANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS REPORT BY REFERENCE THEREIN AND SHALL NOT OTHERWISE BE DEEMED TO BE FILED UNDER SUCH ACTS.
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors and officers, and persons who own more than ten percent of a registered class of the Company’s equity securities (collectively, the “Section 16 Persons”), to file with the Securities and Exchange Commission and Nasdaq initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms which they file. Based solely upon its review of the copies of such forms received by it, or written representations from certain Section 16 Persons that no Section 16(a) reports were required for such persons, the Company believes that for its year ended December 31, 2005, the Section 16 Persons complied with all Section 16(a) filing requirements applicable to them, except that Form 4s were inadvertently failed to be filed on a timely basis to report an inheritance of stock to the spouse of Brian Mullins on November 28, 2005 and a grant of stock options on October 10, 2005 for Sean M. Reilly. Those forms were filed on December 19, 2005 and October 20, 2005, respectively.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Mr. Kampmeinert is the Chairman and Executive Vice President of Janney Montgomery Scott LLC, an investment firm to which the Company paid fees in the amount of $52,650 for services rendered in 2005.
          Gregory Quiggle was hired by the Company as Executive Vice President of Marketing on August 13, 2001. In connection with the recruitment of Mr. Quiggle, the Company made a loan to Mr. Quiggle in the amount of $210,000 pursuant to a Promissory Note (the “Note”) with interest accruing at 5% per annum. On August 20, 2001, Mr. Quiggle made a payment toward the principal balance of the Note in the amount of $48,000, thereby reducing the outstanding principal balance of the Note to $162,000. Beginning in 2003, Mr. Quiggle has made payments of principal and interest that further reduced the balance of the Note to $153,000 as of December 31, 2005. The remaining outstanding balance of the Note is due and payable on or before the earlier of (i) May 2, 2008, (ii) the date of termination of Mr. Quiggle’s employment with the Company, or (iii) the date that Mr. Quiggle sells or otherwise transfers ownership of all or a portion of 40,200 shares of common stock originally issued by Acterna LLC, which shares are being held by the Company as collateral for payment of the Note. Presently, the shares of stock being held as collateral have no value. The Note has not been modified since its issuance.
PROPOSAL NO. 2
ADOPTION OF 2006 LONG-TERM INCENTIVE COMPENSATION PLAN
          The Company is requesting the shareholders to approve the Company’s 2006 Long-Term Incentive Compensation Plan (the “2006 Plan”). The 2006 Plan was adopted by the Board of Directors on March 6, 2006, subject to shareholder approval. The principal features of the 2006 Plan are summarized below. Such summary, however, is qualified in its entirety by the full text of the 2006 Plan, which is set forth as Exhibit A to this Proxy Statement.
Description of the 2006 Plan
General. The objectives of the 2006 Plan are to optimize the profitability and growth of the Company through incentives which are consistent with the Company’s goals and which link the personal interests of participants in the Plan to those of the Company’s shareholders; to provide participants with an incentive for excellence in individual performance; and to promote teamwork among participants. The 2006 Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees and non-employee directors who make significant contributions to the Company’s success and to allow participants to share in the success of the Company. All employees of the Company (including, but not limited to, covered employees as defined in Section 162(m) (3) of the Code (hereinafter, a “Named Executive Officer”) and all directors who are not also employees of the Company) are eligible to be granted stock options and other awards under the 2006 Plan.
The aggregate number of shares of the Company’s Common Stock, which may be issued under the 2006 Plan, is 1,300,000 shares (no more than 300,000 of which may be restricted shares), subject to proportionate adjustment in the event of stock splits and similar events. The maximum number of shares, which may be awarded under the 2006 Plan to any one Named Executive Officer during any calendar year of the life of the 2006 Plan, is 200,000 shares, subject to proportionate adjustment in the event of stock splits and similar events, as set forth in the 2006 Plan. The maximum aggregate cash payout which may be received in any year by a Named Executive Officer with respect to awards granted is $1,000,000. No awards may be granted under the 2006 Plan on or after May 9, 2016. If any award granted under the 2006 Plan is canceled or terminates, expires or lapses for any reason, the number of shares subject to the award will again be available for purposes of the 2006 Plan.
No determination has been made with respect to the grant of awards under the 2006 Plan. In addition, the benefits or amounts which would have been received by participants in the last year, if the 2006 Plan had been in effect, are not determinable.
Administration. Except as set forth in the second succeeding sentence, the 2006 Plan is required to be administered by the Compensation Committee of the Board of Directors, or by any other committee appointed by the Board of Directors and consisting of not less than two members of the Board who are “non-employee” directors and otherwise meet the “disinterested administration” rules of Rule 16b-3 under the Exchange Act and are “outside directors” under Section 162(m)(4)(C) of the Code. The Board has appointed the Compensation Committee as the Committee to administer the 2006 Plan. Unless otherwise determined by the Board, the Board and not the Compensation Committee will make awards under and administer the 2006 Plan with respect to non-employee directors. As used herein, the term “Appropriate Administrator” means the Compensation Committee as it relates to administration with respect to awards to employees, and the Board as it relates to administration with respect to awards to non-employee directors.
          The Appropriate Administrator has full authority, in its discretion, to grant awards under the 2006 Plan and to determine the participants to whom awards will be granted and the number of shares to be covered by each award. In determining the eligibility of any participant, as well as in determining the number of shares to be covered by an award and the type or types of awards to be made, the Appropriate Administrator may, in its discretion, consider the position and the responsibilities of the participants being considered, the nature and value to the Company of the participant’s services, the participant’s present and/or potential contribution to the success of the Company and such other factors as the Appropriate Administrator may deem relevant.
Stock Options. The Committee has authority, in its discretion, to grant incentive stock options (stock options qualifying under Section 422 of the Code), nonqualified options (stock options not qualifying under Section 422 of the Code) or both types of stock options (but not in tandem) to employees. The Board has authority, in its discretion, to grant nonqualified stock options to non-employee directors.
          The option price for each stock option will be such price as the Appropriate Administrator, in its discretion, determines but will not be less than 100% of the fair market value of the Common Stock on the date of grant of the stock option, except that in the case of an incentive stock option granted to an employee who owns more than 10% of the outstanding shares of the Company’s Common Stock (a “Ten Percent Employee”), the option price will not be less than 110% of such fair market value. Fair market value for all purposes under the 2006 Plan shall be the mean between the highest and lowest sales price per share of the Company’s Common Stock as quoted in the Nasdaq National Market Issues listing in The Wall Street Journal for the date as of which fair market value is determined. On March 6, 2006, the fair market value of a share of the Company’s Common Stock, as so computed, was $15.13.
          Each stock option will be exercisable at such time or times as the Appropriate Administrator, in its discretion, determines, except that no stock option will be exercisable after the expiration of ten years (five years in the case of an incentive stock option granted to a Ten Percent Employee) from the date of grant. A stock option to the extent exercisable at any time may be exercised in whole or in part.

          Unless the Committee, in its discretion, otherwise determines, the following provisions in this paragraph will apply in the event of the termination of employment of the optionee. If the employment of the optionee is voluntarily terminated with the consent of the Company, or the employment of the optionee is involuntarily terminated by the Company without Cause, or the optionee retires under any retirement plan of the Company, all outstanding stock options held by the optionee will be exercisable by the optionee (but only to the extent exercisable immediately prior to the termination of employment) at any time (i) prior to the expiration date of the stock option or within three months after the date of termination of employment, whichever is the shorter period, in the case of an incentive stock option, or (ii) prior to the expiration date of the stock option or within one year after the date of termination of employment, whichever is the shorter period, in the case of a nonqualified stock option, and to the extent not exercisable will terminate. If the employment of the optionee is voluntarily terminated because the optionee is a disabled grantee within the meaning of Section 422(c)(6) of the Code, all outstanding stock options held by the optionee will be exercisable by the optionee (whether or not so exercisable immediately prior to the termination of employment) at any time prior to the expiration date of the stock option or within one year after the date of termination of employment, whichever is the shorter period. Following the death of the optionee during employment, all outstanding stock options held by the optionee at the time of death will be exercisable in full (whether or not so exercisable immediately prior to the death of the optionee) by the person entitled to do so under the Will of the optionee, or, if the optionee shall fail to make testamentary disposition of the stock option or shall die intestate, by the legal representative of the optionee, at any time prior to the expiration date of the stock option or within one year after the date of death of the optionee, whichever is the shorter period. Following the death of the optionee after termination of employment, all outstanding stock options held by the optionee at the time of death will be exercisable in full (but only to the extent exercisable immediately prior to the death of the optionee) by the person entitled to do so under the Will of the optionee, or, if the optionee shall fail to make testamentary disposition of the stock option or shall die intestate, by the legal representative of the optionee, at any time prior to the expiration date of the stock option or within one year after the date of death of the optionee, whichever is the shorter period. If the employment of an optionee terminates for any reason other than voluntary termination without the consent of the Company, involuntary termination by the Company without Cause, retirement under a retirement plan, or death, all outstanding stock options held by the optionee at the time of such termination of employment automatically terminate. Whether termination of employment is a voluntary termination with consent of the Company or an involuntary termination with or without cause will be determined by the Committee in its discretion and any such determination by the Committee will be final and binding.
          Unless the Board, in its discretion, otherwise determines, the following provisions of this paragraph will apply in the event of termination of Board service of a non-employee director. If a non-employee director ceases to be a Director of the Company for any reason other than resignation, removal for cause or death, any then outstanding stock option held by such non-employee director will be exercisable by the non-employee director (but only to the extent exercisable by the non-employee director immediately prior to ceasing to be a Director) at any time prior to the expiration date of such stock option or within one year of the date the non-employee director ceases to be a Director, whichever is the shorter period. If during the term of his or her office as a Director the non-employee director resigns from the Board (which does not include not standing for re-election at the end of his or her then current term) or is removed from office for cause, then any outstanding stock option held by such non-employee director will be exercisable by the non-employee director (but only to the extent exercisable by the non-employee director immediately prior to ceasing to be a Director) at any time prior to the expiration date of such stock option or within 90 days after the date of resignation or removal, whichever is the shorter period. Following the death of a non-employee director during service as a Director of the Company, any outstanding stock option held by the non-employee director at the time of death (whether or not exercisable by the non-employee director immediately prior to death) will be exercisable by the person entitled to do so under the Will of the non-employee director, or, if the non-employee director shall fail to make testamentary disposition of the stock option or dies intestate, by the legal representative of the non-employee director, at any time prior to the expiration date of such stock option or within one year after the date of death, whichever is the shorter period. Following the death of a non-employee director after ceasing to be a Director, any outstanding stock option held by such non-employee director at the time of death shall be exercisable (but only to the extent exercisable by the non-employee director immediately prior to death) by such person entitled to do so under the Will of the non-employee director or by such legal representative at any time prior to the expiration date of such stock option or within one year after the date of death, whichever is the shorter period.
          The option price for each stock option will be payable in full in cash at the time of exercise; however, in lieu of cash the person exercising the stock option may pay the option price in whole or in part by delivering to the Company previously owned shares of the Company’s Common Stock having a fair market value on the date of exercise of the stock option equal to the option price for the shares being purchased. The Appropriate Administrator will also cooperate with any optionee who participates in a cashless exercise program through a broker or other agent.
          For incentive stock options, the aggregate fair market value (determined on the date of grant) of the shares with respect to which incentive stock options are exercisable for the first time by an employee during any calendar year under all plans of the corporation employing such employee, any parent or subsidiary corporation of such corporation and any predecessor corporation of any such corporation shall not exceed $100,000. If the exercise date of incentive stock options is accelerated pursuant to any provision of the 2006 Plan or any agreement (see Change in Control below) and the acceleration would result in a violation of this limitation, then, subject to the provisions of the next sentence, the exercise dates of such incentive stock options will be accelerated only to the extent, if any, that does not result in a violation of such limitation and, in any such event, the exercise dates of the incentive stock options with the lowest option prices will be accelerated first. The Committee may, in its discretion, authorize the acceleration of the exercise date of one or more incentive stock options even if such acceleration would violate the $100,000 limitation and even if such incentive stock options would as a result be converted in whole or in part into nonqualified stock options.
          Subject to the foregoing and the other provisions of the 2006 Plan, stock options granted under the 2006 Plan may be exercised at such times and in such amounts and be subject to such restrictions and other terms and conditions, if any, as are determined, in its discretion, by the Appropriate Administrator.
Stock Appreciation Rights. The Appropriate Administrator may grant stock appreciation rights, which entitle the person exercising them to receive from the Company a payment with an aggregate fair market value on the date of exercise equal to the excess of the fair market value of one share on such date over the grant price per share, multiplied by the number of shares covered by the stock appreciation rights, or portion thereof, which are exercised. The grant price per share may not be less than the fair market value of a share of Common Stock (determined as above under Stock Options) on the date the stock appreciation rights are granted.
          The Appropriate Administrator will have the authority, in its discretion, to determine whether the obligation of the Company on exercise of stock appreciation rights will be paid in shares of Common Stock, in cash, or partly in cash and partly in shares of Common Stock. The number of shares covered by the stock appreciation right shall be counted against the shares reserved for issuance under the 2006 Plan, regardless of the number of shares, if any, that the Company may issue to settle the Company’s payment obligation upon exercise.

     Stock appreciation rights may be exercised during the term specified by the Appropriate Administrator, provided that no stock appreciation right may be exercised after the expiration of ten years from the date of grant.
Restricted Shares. Restricted shares of the Company’s Common Stock may be awarded by the Appropriate Administrator which will be subject to such restrictions (which may include restrictions on the right to transfer or encumber the shares while subject to restriction) as the Appropriate Administrator may impose thereon and be subject to forfeiture if certain events (which may, in the discretion of the Appropriate Administrator, include termination of employment or service on the Board) specified by the Appropriate Administrator occur prior to the lapse of the restrictions. The number of restricted shares awarded to the grantee, the restrictions imposed thereon, the duration of the restrictions, the events the occurrence of which would cause a forfeiture of the restricted shares and such other terms and conditions as the Appropriate Administrator, in its discretion, deems appropriate will be set forth in a restricted share agreement between the Company and the grantee. Notwithstanding the foregoing, all grants of restricted shares must have a period of restriction of at least three (3) years, except that such period may be shortened due to death, disability, retirement or change in control, and awards to non-employee directors and those to employees based on achievement of performance goals must have a restriction period of at least one (1) year.
          Following a restricted share award and prior to the lapse or termination of the applicable restrictions, share certificates for the restricted shares will be held by the Company in escrow. Upon the lapse or termination of the restrictions (and not before), the share certificates will be delivered to the grantee. From the date a restricted share award is effective, however, the grantee will be entitled to exercise full voting rights with respect to such shares.
Performance Units and Performance Shares. The Appropriate Administrator may award performance units and/or performance shares which will entitle the grantee to receive a payment (in any combination of cash or shares of Common Stock) equal to the fair market value of shares of the Company’s Common Stock covered by the award at the end of a specified award period contingent upon the extent to which one or more predetermined performance targets are satisfied during the award period. The performance target or targets may be expressed in terms of goals or other such measures of accomplishment by the grantee, the Company, or any branch, department or other portion thereof, as may be established, in its discretion, by the Appropriate Administrator. The performance target or targets and such other terms and conditions of the award of the performance shares as the Appropriate Administrator, in its discretion, deems appropriate will be set forth in a performance share agreement between the Company and the grantee.
          At any time prior to the end of an award period, the Appropriate Administrator may adjust the determination of the degree of attainment of the pre-established performance goals, except that the Committee cannot adjust awards to Named Executive Officers in a manner contrary to Section 162(m) of the Code.
          If prior to the close of an award period the employment or service on the Board of a grantee of performance units or performance shares is terminated due to disability, retirement or death, the grantee shall receive a prorated portion of the performance units or performance shares based upon the extent to which the Appropriate Administrator determines the performance target or targets have been achieved and such other factors the Appropriate Administrator may deem relevant. In the case of any Named Executive Officer who retires during a performance period, however, payment will be made at the same time as payments are made to those employees who did not terminate employment during the performance period. Unless otherwise specified in the performance unit or performance share agreement, if the employment or service on the Board of a grantee of an award of performance units or performance shares terminates prior to the time the performance units or performance shares have been earned for any other reason, the unearned performance units or performance shares will be deemed not to have been earned.
Performance Measure. Unless and until the Committee proposes for a shareholder vote and the shareholders approve a change in the general performance measures set forth in the 2006 Plan, the attainment of which may determine the degree of payout or vesting with respect to awards to Named Executive Officers which are designed to quality for the performance based exception to the $1,000,000 compensation deduction limitation provided for in Section 162(m) of the Code, the performance measures to be used for purposes of such grants shall be chosen from among the following alternatives:
(a)	revenues of the Company or any specified division;

(b)	percentage increase over a specified period in revenues of the Company or any specified division;

(c)	expenses or any designated category of expenses of the Company or any specified division;

(d)	percentage decrease over a specified period in expenses or any designated category of expenses of the Company or any specified division;

(e)	pre-tax or after-tax-income of the Company or any specified division, or figures derived from income of the Company or any specified division to account for non-cash charges such as amortization and depreciation; and

(f)	percentage increase over a specified period in pretax or after-tax income of the Company or any specified division.
          The Committee has the discretion to adjust the determinations of the degree of attainment of the pre-established performance goals, but awards which are designed to qualify for the performance based exception (and which are held by Named Executive Officers) may not be adjusted upward (the Committee shall retain the discretion to adjust such awards downward).
          In the event that applicable tax or securities laws change to permit the Committee discretion to alter the governing performance measures without obtaining shareholder approval of such changes, the Committee will have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant awards which shall not qualify for the performance based exception, the Committee may make such grants without satisfying the requirements of Code Section 162(m).
Change in Control. The 2006 Plan provides for certain additional rights upon the occurrence of a Change in Control as defined in Section 2.7 of the 2006 Plan. Upon the occurrence of a Change in Control (as defined below):
(a) Any and all stock options and stock appreciation rights granted under the 2006 Plan shall become immediately exercisable, and shall remain exercisable throughout their entire term;
(b) Any restriction periods and restrictions imposed on restricted shares shall lapse;
(c) The target payout opportunities attainable under all outstanding awards of restricted shares, performance units and performance shares shall be deemed to have been fully earned for the entire performance period(s) as of the effective date of the Change in Control. The vesting of all awards denominated in shares of Common Stock shall be accelerated as of the effective date of the Change in Control, with certain exemptions; and

(d) The Appropriate Administrator shall have the authority to make any modifications to the awards as determined by the Appropriate Administrator to be appropriate before the effective date of the Change in Control.
          A Change in Control of the Company shall be deemed to have occurred (as of a particular day, as specified by the Board) if the Board, by a majority vote, agrees that a Change in Control has occurred, or is about to occur. Such a change shall not include, however, a restructuring, reorganization, merger, or other change in capitalization in which the persons who own an interest in the Company on the effective date of the 2006 Plan (the “Current Owners”) (or any individual or entity which receives from a Current Owner an interest in the Company through Will or the laws of descent and distribution) maintain more than a sixty five percent (65%) interest in the resultant entity.
          Regardless of the Board’s vote, a Change in Control will be deemed to have occurred as of the first day any one or more of the following paragraphs shall have been satisfied:
(a) Any person or group (other than the Current Owners, or other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, or a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company), becomes the beneficial owner, directly or indirectly, of securities of the Company representing more than thirty five percent (35%) of the combined voting power of the Company’s then outstanding securities; or
(b) The shareholders of the Company approve: (i) a plan of complete liquidation of the Company; or (ii) an agreement for the sale or disposition of all or substantially all of the Company’s assets (other than one in which in the shareholders of the Company, as determined immediately prior to such transaction, hold, directly or indirectly, as determined immediately following such transaction, a majority of the voting power of each surviving, resulting or acquiring corporation which, immediately following such transaction, holds more than 10% of the consolidated assets of the Company immediately prior to the transaction); or (iii) a merger, consolidation, or reorganization of the Company with or involving any other corporation, other than a merger, consolidation, or reorganization that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least sixty five percent (65%) of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger, consolidation, or reorganization; or
(c) During any two-year period (not including any period prior to the effective date of the 2006 Plan), individuals who at the beginning of such period constitute the Board of Directors and any new director whose nomination or election was approved by a vote of at least two-thirds of the directors then still in office who were either directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board.
Withholding. Income or employment taxes may be required to be withheld by the Company in connection with the exercise of an incentive stock option, a nonqualified stock option or performance stock appreciation rights, at the time restricted shares are awarded or vest or performance units or performance shares are earned or upon the receipt by the optionee or grantee of cash in payment of dividends on restricted shares which have not vested or dividends or performance units or performance shares at the time of vesting. The optionee or grantee will be required to pay the Company the amount required to be withheld in cash, except that the optionee or grantee may elect to have shares of the Company’s Common Stock which would otherwise be received withheld, or may elect to deliver previously owned shares of the Company’s Common Stock to the Company, to satisfy the withholding obligation.

Miscellaneous. The Board of Directors or the Compensation Committee may terminate the 2006 Plan at any time. The Board or the Committee may modify the 2006 Plan in such respects deemed advisable to conform any awards to changes in applicable laws or regulations or in any other respect deemed in the best interests of the Company; provided that, no amendment shall be made without shareholder approval that: (a) increases the number of shares which may be issued under the 2006 Plan, except as a result of changes in corporate capitalization or corporate transaction such as merger, consolidation or liquidation; (b) expands the type of awards available under the 2006 Plan; (c) materially expands the class of persons entitled to participate; (d) deletes or limits the restrictions on repricing of options or reduces the price as which shares may be offered under options; (e) extends the termination date for making awards under the 2006 Plan; or (f) is otherwise an amendment that would require approval under the stock exchange under which the shares or listed or otherwise under applicable laws or regulations. No amendment or termination of the 2006 Plan may, without the written consent of the holder of an outstanding grant or award under the 2006 Plan, adversely affect the rights of such holder with respect thereto.
          No stock option, stock appreciation right or performance unit or share award granted under the 2006 Plan will be transferable other than by Will or by the laws of descent and distribution and the same may be exercised during an participant’s lifetime only by the participant.
          The terms and conditions of each grant and award under the 2006 Plan will be set forth in an agreement between the Company and the participant.
          If an optionee or grantee of restricted shares, performance units, and/or performance shares (i) engages in the operation or management of a business which is in competition with the Company, (ii) induces or attempts to induce any person having a business relationship with the Company to cease doing business with the Company or in any way interferes with any such business relationship or (iii) solicits any employee of the Company to leave the employment thereof or in any way interferes with such employment relationship, the Appropriate Administrator, in its discretion, may terminate all outstanding options held by the optionee, immediately declare forfeited all restricted shares held by the grantee as to which the restrictions have not yet lapsed and/or cancel the performance unit or performance share award made to the grantee. This paragraph does not apply, however, if the restrictions on the restricted shares have lapsed or the performance shares are deemed to have been fully earned as a result of the occurrence of a Change in Control.
          Each person who is or was a member of the Committee or of the Board will be indemnified and held harmless by the Company against certain liabilities for acting as such.
          The anti-dilution provisions of the 2006 Plan also provide in certain events for proportionate adjustments to awards and prices (i.e., option exercise price).
Possible Anti-Takeover Effect
          The provisions of the 2006 Plan providing for the acceleration of the exercise date of stock options, the lapse of restrictions applicable to restricted shares and the deemed earn out of performance units and performance shares upon the occurrence of a Change in Control may be considered as having an anti-takeover effect.
Section 16(b) under the Exchange Act
          Under Section 16(b) of the Exchange Act, directors and officers of the Company are liable to the Company for any profits realized by them on the purchase and sale (or sale and purchase) of any shares of

Common Stock within any period of less than six months. Under certain circumstances, a transaction after a person ceases to be a Director or officer may be matched with a transaction prior to the time the person ceases being a Director.
          Under Rule 16b-3 adopted by the SEC under the Exchange Act, under most circumstances neither the grant to a Director or officer of a stock option, stock appreciation right, restricted share award or performance unit or performance share award under the Plan nor the acquisition of shares of Common Stock by a Director or officer upon the exercise of a stock option, stock appreciation right or performance unit award is considered a purchase for Section 16(b) purposes. Also, under most circumstances under Rule 16b-3, the delivery to the Company by a Director or officer of shares already-owned Common Stock in payment of the option price upon exercise of a stock option granted under the 2006 Plan is not considered a sale for Section 16(b) purposes. The sale of shares of Common Stock acquired by a Director or officer of the Company under the 2006 Plan may, however, by matched for Section 16(b) purposes with a purchase of Common Stock (other than under the 2006 Plan) by the Director or officer within six months before or six months after the sale.
Federal Income Tax Consequences
The following is a summary of the federal income tax consequences of the different awards that may be granted under the Plan. This summary is not intended to be exhaustive or to describe consequences under particular tax circumstances. Among other things, it does not address possible local, state or foreign tax consequences.
Incentive Stock Options. The value of an incentive stock option is not included in a participant’s income at the time of grant, and the participant does not recognize income on exercise of an incentive stock option. However, when calculating income for alternative minimum tax purposes, the excess (if any) of the fair market value of the shares acquired over the exercise price (the “spread”) generally will be considered part of income. When the participant sells shares of Common Stock acquired through exercise of an incentive stock option, all gain or loss on the sale of the shares will be treated as capital gain or loss, as long as the participant has held the shares for one year after exercise and two years after grant (the “holding period”). In that case, the Company will not be entitled to a deduction. If the participant has held the shares for at least one year, the capital gain or loss will be taxed as long-term capital gain or loss. If the participant sells Common Stock acquired through exercise of an incentive stock option before the holding period (called a “disqualifying disposition”), the spread, up to the amount of the gain on disposition, will be ordinary income at the time of the disqualifying disposition. In this event, the Company will be entitled to a deduction.
Nonqualified Stock Options. The value of a nonqualified stock option is not included in a participant’s income at the time of grant, unless the nonqualified stock option has a readily ascertainable fair market value at the time of grant. The Company does not anticipate that any nonqualified stock option will have a readily ascertainable fair market value at the time of grant. On exercise, the difference between the exercise price of the nonqualified stock option and the fair market value of the shares of Common Stock acquired will be recognized as ordinary income, subject to federal income tax withholding. In that case, the Company will be allowed a deduction. When the participant sells the shares of Common Stock acquired through exercise of the nonqualified stock option, all further gain or loss on the sale will be characterized as capital gain or loss. If the participant has held the shares of Common Stock for at least one year, the capital gain or loss will be taxed as long-term capital gain or loss.
Stock Appreciation Rights. A participant does not recognize income upon the grant of a stock appreciation right. On exercise of a stock appreciation right, the participant will recognize ordinary income equal to the cash received and the fair market value of any shares received. The income will be subject to federal income tax withholding, and the Company will be entitled to a corresponding deduction. When the participant sells shares acquired through exercise of a stock appreciation right, the participant will recognize gain or loss in an amount equal to the difference between the amount realized upon the sale and the participant’s tax basis in the shares, which is the amount of ordinary income recognized by the participant at the time of exercise of a stock appreciation right. The gain or loss will be capital gain or loss if the stock is held as a capital asset.
Restricted Stock. A participant will not recognize income tax in connection with the grant of restricted stock, assuming the restrictions are sufficient to prevent such taxation. Rather, the participant will recognize ordinary income on the date the restrictions lapse in an amount equal to the fair market value of the shares on such date (less the purchase price paid by the participant, if any). The Company is entitled to a corresponding deduction on the date the restrictions lapse. However, the participant may elect under Section 83(b) of the Code to recognize ordinary income at the time of grant in an amount equal to the fair market value of the shares on the date of grant (determined without regard to the restrictions). In this event, the Company will have a corresponding deduction. If the participant elects such early taxation under Section 83(b), there is no further income recognition at the time the restrictions lapse, and the Company will not be entitled to any additional deduction. In this case, gain or loss recognized by the participant upon later sale of the shares will be capital gain or loss. If the participant makes the Section 83(b) election, but the stock is forfeited, no tax refund or deduction is available to the participant.
Performance Units and Performance Shares. A participant will not recognize income upon grant of performance units or performance shares. Any cash or shares of Common Stock received pursuant to the award will be treated as ordinary income received by the participant in the year received. A participant may, however, make an election under Section 83(b) of the Code to recognize ordinary income at the time of grant. In this event, the Company will have a corresponding deduction. If the participant elects such early taxation under Section 83(b), there is no further income recognition, and the Company will not be entitled to any additional deduction.
Section 162(m) of the Internal Revenue Code. The Plan is intended to authorize the grant of awards that qualify as performance based compensation within the meaning of Section 162(m) of the Code. Under Section 162(m), compensation paid to the Chief Executive Officer or any of the next four most highly paid executive officers of the Company in excess of $1 million per year generally will be deductible for federal income tax purposes only if it qualifies as performance based compensation.
Vote Required and Board of Directors Recommendation
The affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting, at which a quorum is present either in person or by proxy, is required for approval of this proposal. Unless otherwise instructed, the persons named in the accompanying proxy will vote, as permitted by the Amended and Restated By-Laws of the Company, FOR the adoption of the 2006 Long-Term Incentive Compensation Plan.
The Board of Directors unanimously recommends a vote “FOR” the adoption of the
2006 Long-Term Incentive Compensation Plan
PROPOSAL NO. 3
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board of Directors of the Company has selected PricewaterhouseCoopers LLP (“PwC”) to serve as the independent public accountants for the Company for the year ending

December 31, 2006. PwC or its predecessor, Coopers & Lybrand, LLP, has served at the Company’s independent registered public accounting firm since 1995. A representative of PwC will be present at the Annual Meeting, will be given the opportunity to make a statement, if he or she so desires, and will be available to respond to appropriate questions.
          The shareholders are asked to ratify the appointment of PwC as the independent registered public accounting firm for the Company for the year ending December 31, 2006.
          As of May 2003, the Audit Committee has required that all non-audit services to be performed by outside independent registered public accounting firms be approved in advance by the Committee, and in October 2003, the Audit Committee Charter was amended to that effect.
          The following are the fees of PwC for services rendered for the years ending December 31, 2004 and 2005:

	Year ended December 31,	Year ended December 31,
Applicable Fees	2004	2005
Audit Fees	$610,462	$474,141
Audit-Related Fees	$27,425	$0
Tax Fees	$41,110	$51,578
All Other Fees	—	—

Total PwC Fees	$678,997	$525,719

          “Audit Fees” consisted of fees for professional services rendered by PwC for the integrated audit of the Company’s annual financial statements for the years ended December 31, 2004 and 2005, the reviews of financial statements included in the Company’s quarterly reports on Form 10-Q during the years ended December 31, 2004 and 2005, assistance with the Company’s response to an SEC comment letter, and other services normally provided in connection with regulatory filings.
          “Audit-Related Fees” consisted of fees for assurance and related services rendered by PwC that are reasonably related to the audit or review of the Company’s financial statements and that are not disclosed under the caption “Audit Fees” above for the years ended December 31, 2004 and 2005. In 2004, the audit-related services consisted of the audit and related services for the Company’s 401(k) plan and other audit-related fees.
          “Tax Fees” consisted of fees for professional services rendered to the Company by PwC for tax compliance and tax planning for the years ended December 31, 2004 and 2005.
          All audit and non-audit services provided by PwC in 2004 and 2005 were approved in advance by the Audit Committee, and no fees were paid in 2004 or 2005 under a de minimus exception that waives pre-approval for certain non-audit services.
Vote Required and Board of Directors Recommendation
The affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting, at which a quorum is present either in person or by proxy, is required for approval of this proposal. Unless otherwise instructed, the persons named in the accompanying proxy will vote, as permitted by the Amended and Restated By-Laws of the Company, FOR the ratification of the appointment of PwC as the Company’s independent registered public accounting firm for the year ending December 31, 2006.

In the event ratification by the holders of the appointment of PwC as the Company’s independent registered public accounting firm is not obtained, the Audit Committee of the Board will reconsider such appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee feels that such change would be in the Company’s and the shareholder’s best interests.
The Board of Directors unanimously recommends a vote “FOR” ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2006
PROPOSAL NO. 4
SHAREHOLDER PROPOSAL ON DECLASSIFICATION OF THE BOARD
The Company is not responsible for the content of the shareholder proposal or supporting statement.
          A shareholder has informed the Company that it intends to present the following proposal at the meeting:
RESOLVED, that the stockholders of Tollgrade Communications, Inc. (“Tollgrade” or the “Company”) request that the board of directors take the necessary steps in accordance with applicable state law to declassify the board of directors so that all directors are elected annually, such declassification to be carried out in a manner that does not affect the unexpired terms of directors previously elected.
SUPPORTING STATEMENT
          The election of directors is the primary avenue for shareholders to influence corporate governance policies and to hold management accountable for its implementation of those policies. We believe that classification of the board of directors, which results in only a portion of the board being elected annually, is not in the best interests of our Company and its stockholders.
          Tollgrade’s board of directors is divided into three classes, with approximately one-third of all directors elected annually to three-year terms. Eliminating this classification system would require each director to stand for election annually and would give stockholders an opportunity to register their views on the performance of the board collectively and each director individually.
          We believe that electing directors in this manner is one of the best methods available to stockholders to ensure that Tollgrade will be managed in a manner that is in the best interest of stockholders.
          We believe that the case for greater director accountability is strong at Tollgrade. During the five-year period ending March 6, 2006, Tollgrade’s stock has dropped by 40%. Moreover, during the two-, three-, four- and five-year periods preceding that date, Tollgrade’s stock has trailed the S&P 500 and its peers in the Dow Jones U.S. Electronic Equipment Index, although the price has risen in recent months.
          The evidence indicates that shareholders at other companies do not favor classified boards. Shareholder proposals recommending annual elections of all directors received, on average, 60% of the vote in 2005, according to the Investor Responsibility Research Center. Also in recent years, more than 20 companies – including Proctor & Gamble, Pfizer, Dell, Hasbro, Bristol-Myers Squibb, Cendant, Sprint, Great Lakes Chemical and Dow Jones – sought and received shareholder approval to declassify their boards.

          We thus urge our fellow stockholders to support this reform. A number of companies have declassified boards. We regard as unfounded the concern expressed by some that the annual election of all directors could leave companies without experienced directors in the event that all incumbents are voted out by stockholders. In the unlikely event that stockholders do vote to replace all directors, such a decision would express a dissatisfaction with the incumbent directors and would reflect the need for change.
WE URGE YOU TO VOTE FOR THIS RESOLUTION.
STATEMENT IN OPPOSITION
The Board of Directors recommends a “no” vote on the proponents’ proposal for the following reasons:
The Company’s ByLaws divide the Board of Directors into three classes with directors elected to staggered three-year terms. Approximately one-third of the Directors stand for election each year. The current classified board structure has been in place since prior to the Company’s initial public offering in 1995.
          The Board of Directors, in consultation with outside corporate governance experts, has carefully considered this proposal and the arguments for and against a classified board. We have concluded that the Company’s classified board structure continues to be in the best interests of the Company and its various constituencies, including the Company’s shareholders, and oppose this proposal for the reasons outlined below. As noted below under Corporate Governance, the Company is committed to sound corporate governance principles and to shareholder accountability and has taken certain steps in that regard. The Board does not believe, however, that it is in the best interests of the Company to have annual election of directors.
Stability and Continuity. The Company’s classified Board is designed to provide stability, enhance long-term planning and ensure that a majority of the Company’s directors at any given time have prior experience as directors of the Company. We believe this results in more effective long-term strategic planning for the Company. The classified Board provides members of the Board with the opportunity to develop substantive knowledge of the Company’s complex products and services and its business strategy. Directors who have experience with the Company and knowledge about its business and affairs are a valuable resource and are well positioned to make fundamental decisions that are in the best interests of the Company and its various constituencies. These considerations are particularly important to the Company at the present time as it shifts its strategic focus in the manner described in its publicly-filed reports.
Protection Against Unfair and Abusive Takeover Tactics. A classified board is designed to safeguard the Company against the efforts of a third party intent on quickly taking control of, and not paying fair value for the business and assets of, the Company. If all directors can be elected at once, a third party can orchestrate the complete removal of all sitting directors with either a biased board of directors or one unfamiliar with the Company’s short-term and long-term interests. The classified board structure enhances the ability of the Board of Directors to negotiate the best results for all shareholders under such circumstances. Although the classified board would not preclude a takeover, it would afford the Company more time to evaluate the adequacy and fairness of any takeover proposal, negotiate with the sponsor on behalf of all shareholders and weigh available alternatives, including the continued operation of the Company’s businesses, to provide maximum value for all shareholders. We believe that the fact that approximately two-thirds of the Board members have tenure for more than a year would encourage initiation of arms-length discussions with the Board in the event of a hostile takeover attempt. We also believe that the Board is in the best position to evaluate and negotiate a potential transaction that is in the best interest of the Company’s shareholders and other affected constituencies.
Accountability to Shareholders. All directors are required to uphold their fiduciary duties to the Company, regardless of how often they stand for election. Directors elected to three-year terms are not insulated from this responsibility and are just as accountable to shareholders as directors elected annually. The same standards of performance apply to all directors regardless of the term of service. The shareholders always retain the ability to replace directors subject to the limitations of Pennsylvania law or propose and elect alternate nominees for the class of directors to be elected each year. Therefore, a classified board does not deprive shareholders of the opportunity to express their views regarding the Board’s performance and to influence the Board’s composition. Your Board also believes that a director’s performance and contribution is best measured over a longer period, such as the current three-year terms, rather than over the short term inherent in annual elections.
Corporate Governance. The Board of Directors is committed to superior corporate governance and continually examines the Company’s practices in light of evolving standards. For example, the Board of Directors has recently amended its corporate governance principles regarding the election of directors. Under the amendment to the Company’s corporate governance principles, any director who receives a majority of withheld votes must submit his or her resignation to the Board. The Board will in turn consider the resignation and make a recommendation whether or not to accept it. The Board of Directors has also recently unanimously approved a resolution not to extend the shareholder rights under its “poison pill” which are otherwise scheduled to expire in July 2006. These changes further support the accountability of the Company’s Board of Directors to the Company’s shareholders.
          The Company has adopted Corporate Governance Principles that focus on the independence and quality of the members of the Board and its effective functioning. In addition, the Board observes several corporate governance practices that protect the interests of shareholders, including a majority of independent directors (currently all of our directors other than our Chief Executive Officer are independent); separation in the offices of Chairman and Chief Executive Officer, the operation of independent audit, nominating and compensation committees, evaluation of the Chief Executive Officer by the nonemployee directors, a business code of ethics, executive sessions of nonemployee directors, and nonemployee director access to Company officers and employees. The Board also notes that the existence of a classified board is not inconsistent with good corporate governance as numerous well-respected U.S. corporations have classified boards. It is reported that approximately 50% of the S&P 500 companies have classified boards and that the percentage of small and mid-sized companies that have classified boards is even larger.
Vote Required and Board of Directors Recommendation
The affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the Annual Meeting, at which a quorum is present either in person or by proxy, is required for approval of this proposal. Unless otherwise instructed, the persons named in the accompanying proxy will vote, as permitted by the Amended and Restated By-Laws of the Company, AGAINST the shareholder proposal on Board declassification.
For these reasons, the Board of Directors unanimously recommends a vote AGAINST approval of the shareholder proposal on Board declassification.

OTHER BUSINESS
The Board of Directors does not know at this time of any other matter or further business that may come before the Annual Meeting, but, if any such matters should hereafter become known or determined and be properly brought before such meeting for action, the proxy holders will vote upon the same according to their discretion and best judgment.
SHAREHOLDER PROPOSALS
For shareholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, to be presented at the Company’s annual meeting of shareholders in 2007 and included in the Company’s proxy statement, such proposals must be submitted and received by the Secretary of the Company at the Company’s principal offices, Tollgrade Communications, Inc., 493 Nixon Road, Cheswick, Pennsylvania 15024, on or before November 16, 2006.
          In addition, Section 3.17 of the Amended and Restated By-Laws of the Company requires that any shareholder intending to present a proposal for action at an annual meeting must give written notice of the proposal to the secretary of the Company, containing the information specified in Section 3.17, not later than the notice deadline determined under such Section 3.17. This notice deadline will generally be 60 days prior to the anniversary date of the Company’s proxy statement for the annual meeting for the previous year, or January 30, 2007 for the Company’s annual meeting of shareholders in 2007. Any shareholder proposal received by the Secretary of the Company after January 30, 2007 will be considered to be untimely under Rule 14a-4(c)(1) promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934.
SHAREHOLDERS MAY OBTAIN, WITHOUT CHARGE, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED DECEMBER 31, 2005, BY WRITING TO THE CORPORATE SECRETARY, TOLLGRADE COMMUNICATIONS, INC., 493 NIXON ROAD, CHESWICK, PA 15024.
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE IN ORDER TO ENSURE THE REPRESENTATION OF YOUR SHARES. SHAREHOLDERS WHO ATTEND THE ANNUAL MEETING MAY VOTE THEIR SHARES PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.
By Order of the Board of Directors,
Sara M. Antol
General Counsel and Corporate Secretary
March 30, 2006

EXHIBIT A
Tollgrade Communications, Inc.
2006 Long-Term Incentive Compensation Plan
(as adopted by the Stockholders on May 9, 2006)
Article 1. Establishment, Objectives, and Duration
1.1	Establishment of the Plan. Tollgrade Communications, Inc., a Pennsylvania corporation (hereinafter referred to as the “Company”), hereby establishes an incentive compensation plan to be known as the “Tollgrade Communications, Inc. 2006 Long-Term Incentive Compensation Plan” (hereinafter referred to as the “Plan”), as set forth in this document. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Shares and Performance Units.

Subject to approval by the Company’s stockholders, the Plan shall become effective as of May 10, 2006 (the “Effective Date”) and shall remain in effect as provided in Section 1.3 hereof.

1.2	Objectives of the Plan. The objectives of the Plan are to optimize the profitability and growth of the Company through incentives which are consistent with the Company’s goals and which link the personal interests of Participants to those of the Company’s stockholders; to provide Participants with an incentive for excellence in individual performance; and to promote teamwork among Participants.

The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract and retain the services of Participants who make significant contributions to the Company’s success and to allow Participants to share in the success of the Company.

1.3	Duration of the Plan. The Plan was adopted by the Board of Directors on March 6, 2006, subject to approval by the Company’s stockholders, and shall commence on the Effective Date, as described in Section 1.1 hereof, and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article 14 hereof, until all Shares subject to it shall have been purchased or acquired according to the Plan’s provisions. However, in no event may an Award be granted under the Plan on or after May 9, 2016.
Article 2. Definitions
Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:
2.1	“Appropriate Administrator” means, in the case of any Awards to Employees, the Committee, and in the case of any Awards to Nonemployee Directors, the Board.

2.2	“Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Performance Shares or Performance Units.

2.3	“Award Agreement” means an agreement entered into by the Company and each Participant setting forth the terms and provisions applicable to Awards granted under this Plan.

2.4	“Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.5	“Board” or “Board of Directors” means the Board of Directors of the Company.

2.6	“Cause” shall mean with respect to the termination of an Employee’s employment, unless otherwise determined by the Committee at the time of the grant of the Award (i) in the case where there is no employment agreement, change of control agreement or similar agreement in effect between the Employee and the Company at the time of the grant of the Award (or where there is such an agreement but it does not define “cause” or words of like import), termination due to an Employee’s dishonesty, fraud, conviction of a felony, insubordination, willful misconduct, refusal to perform services, or unsatisfactory performance of his or her duties for the Company as determined by the Committee in its sole discretion; or (ii) in the case where there is an employment agreement, change in control agreement or similar agreement in effect between the Employee and the Company at the time of the grant of the Award that defines “cause” (or words of like import), as defined under such agreement.

2.7	“Change in Control” of the Company shall be deemed to have occurred (as of a particular day, as specified by the Board) if the Board, by a majority vote, agrees that a Change in Control has occurred, or is about to occur. Such a change shall not include, however, a restructuring, reorganization, merger, or other change in capitalization in which the Persons who own an interest in the Company on the Effective Date (the “Current Owners”) (or any individual or entity which receives from a Current Owner an interest in the Company through will or the laws of descent and distribution) maintain more than a sixty-five percent (65%) interest in the resultant entity.

Regardless of the Board’s vote, a Change in Control will be deemed to have occurred as of the first day any one (1) or more of the following paragraphs shall have been satisfied:
(a)	Any Person (other than the Person in control of the Company as of the Effective Date of the Plan, or other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing more than thirty-five percent (35%) of the combined voting power of the Company’s then outstanding securities; or

(b)	The stockholders of the Company approve:
(i)	A plan of complete liquidation of the Company; or

(ii)	An agreement for the sale or disposition of all or substantially all of the Company’s assets (other than one in which in the stockholders of the Company, as determined immediately prior to such transaction, hold, directly or indirectly, as determined immediately following such transaction, a majority of the voting power of each surviving, resulting or acquiring corporation which, immediately following such transaction, holds more than 10% of the consolidated assets of the Company immediately prior to the transaction); or

(iii)	A merger, consolidation, or reorganization of the Company with or involving any other corporation, other than a merger, consolidation, or reorganization that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least sixty-five percent (65%) of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger, consolidation, or reorganization.
(c)	During any two-year period (not including any period prior to the Effective Date of this Plan), individuals who at the beginning of such period constitute the Board and any new Director whose nomination or election was approved by a vote of at least two-thirds of the Directors then still in office who were either Directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board.
However, in no event shall a Change in Control be deemed to have occurred, with respect to a Participant, if that Participant is part of a purchasing group, which consummates the Change in Control transaction. The Participant shall be deemed “part of a purchasing group” for purposes of the preceding sentence if the Participant is an equity participant or has agreed to become an equity participant in the purchasing company or group (except for (i) passive ownership of less than five percent (5%) of the voting equity securities of the purchasing company; or (ii) ownership of equity participation in the purchasing company or group which is otherwise deemed not to be significant, as determined prior to the Change in Control by a majority of the nonemployee continuing Directors).

2.8	“Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.9	“Committee” means the Compensation Committee of the Board, as specified in Article 3 herein, or such other Committee appointed by the Board in accordance with Section 3.1 to administer the Plan with respect to grants of Awards.

2.10	“Company” means Tollgrade Communications, Inc., a Pennsylvania corporation, and any successor thereto as provided in Article 17 herein.

2.11	“Director” means any individual who is a member of the Board of Directors of the Company.

2.12	“Effective Date” shall have the meaning ascribed to such term in Section 1.1 hereof.

2.13	“Employee” means any active employee of the Company. Directors who are not employed by the Company shall not be considered Employees under this Plan.

2.14	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.15	“Fair Market Value” shall be the mean between the following prices, as applicable, for the date as of which fair market value is to be determined as quoted in The Wall Street Journal (or in such other reliable publication as the Committee, in its discretion, may determine to rely upon): (i) if the Common Stock is listed on the New York Stock Exchange, the highest and lowest sales prices per share of the Common Stock as quoted in the NYSE Composite Transactions listing for such date, (ii) if the Common Stock is not listed on such exchange, the highest and lowest sales prices per share of Common Stock for such date on (or on any composite index including) the principal United States securities exchange registered under the 1934 Act on which the Common Stock is listed or (iii) if the Common Stock is not listed on any such exchange, the highest and lowest sales prices per share of the Common Stock for such date on the National Association of Securities Dealers Automated Quotations System or any successor system then in use (“NASDAQ”). If there are no such sale price quotations for the date as of which fair market value is to be determined but there are such sale price quotations within a reasonable period both before and after such date, then fair market value shall be determined by taking a weighted average of the means between the highest and lowest sales prices per share of the Common Stock as so quoted on the nearest date before and the nearest date after the date as of which fair market value is to be determined. The average should be weighted inversely by the respective numbers of trading days between the selling dates and the date as of which fair market value is to be determined. If there are no such sale price quotations on or within a reasonable period both before and after the date as of which fair market value is to be determined, then fair market value of the Common Stock shall be the mean between the bona fide bid and asked prices per share of Common Stock as so quoted for such date on NASDAQ, or if none, the weighted average of the means between such bona fide bid and asked prices on the nearest trading date before and the nearest trading date after the date as of which fair market value is to be determined, if both such dates are within a reasonable period. The average is to be determined in the manner described above in this Section 2.15. If the fair market value of the Common Stock cannot be determined on any basis previously set forth in this Section 2.15 for the date as of which fair market value is to be determined, the Committee shall in good faith determine the fair market value of the Common Stock on such date. Fair market value shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse.

2.16	“Incentive Stock Option” or “ISO” means an option to purchase Shares granted under Article 6 herein and which is designated as an Incentive Stock Option and which is intended to meet the requirements of Code Section 422.

2.17	“Insider” shall mean an individual who, immediately prior to the grant of any Award, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company. For purposes of this Section 2.17, an individual (i) shall be considered as owning not only Shares of stock owned individually but also all Shares of stock that are at the time owned, directly or indirectly, by or for the spouse, ancestors, lineal descendants and brothers and sisters (whether by whole or half blood) of such individual and (ii) shall be considered as owning proportionately any Shares owned, directly or indirectly, by or for any corporation, partnership, estate or trust in which such individual is a stockholder, partner or beneficiary.

2.18	“Named Executive Officer” means a Participant who, as of the date of vesting and/or payout of an Award, as applicable, is one of the group of “covered employees,” as defined in the regulations promulgated under Code Section 162(m), or any successor statute.

2.19	“Nonemployee Director” means an individual who is a member of the Board of Directors of the Company but who is not an Employee of the Company.

2.20	“Nonqualified Stock Option” or “NQSO” means an option to purchase Shares granted under Article 6 herein and which is not intended to meet the requirements of Code Section 422.

2.21	“Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article 6 herein.

2.22	“Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.23	“Participant” means an Employee or a Nonemployee Director who has outstanding an Award granted under the Plan.

2.24	“Performance-Based Exception” means the performance-based exception from the tax deductibility limitations of Code Section 162(m).

2.25	“Performance Share” means an Award granted to a Participant, as described in Article 9 herein.

2.26	“Performance Unit” means an Award granted to a Participant, as described in Article 9 herein.

2.27	“Period of Restriction” means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Appropriate Administrator, at its discretion), and the Shares are subject to a substantial risk of forfeiture, as provided in Article 8 herein.

2.28	“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.29	“Restricted Stock” means an Award granted to a Participant pursuant to Article 8 herein.

2.30	“Retirement” shall mean any voluntary termination of employment by an Employee following the attainment of age 65.

2.31	“Shares” means the shares of Common Stock of the Company.

2.32	“Stock Appreciation Right” or “SAR” means an Award designated as an SAR, pursuant to the terms of Article 7 herein.
Article 3. Administration
3.1	The Committee. Except as set forth in Section 3.5 below, the Plan shall be administered by the Compensation Committee of the Board, or by any other Committee appointed by the Board consisting of not less than two (2) Directors who (i) are “non-employee” directors and otherwise meet the “disinterested administration” rules of Rule 16b-3 under the Exchange Act and (ii) are “outside directors” under Section 162(m)(4)(C) of the Code, or any successor provision. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors.

3.2	Authority of the Committee. Except as set forth in Section 3.5 below, except as limited by law or by the Articles of Incorporation or Bylaws of the Company, and subject to the provisions herein, the Committee shall have full power to grant Options, SARs, Restricted Stock, Performance Shares and Performance Units as described herein and to determine the Employees to whom any such Award shall be made and the number of Shares to be covered thereby; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan as they apply to Employees; and establish, amend, or waive rules and regulations for the Plan’s administration as they apply to Employees; and (subject to the provisions of Article 14 herein) amend the terms and conditions of any outstanding Award except for Incentive Stock Options to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Further, the Committee shall make all other determinations, which may be necessary or advisable for the administration of the Plan, as the Plan applies to Employees. As permitted by law and applicable listing requirements, the Committee may delegate its authority as identified herein.

3.3	Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its stockholders, Employees, Participants, and their estates and beneficiaries.

3.4	Non-Competition. If a grantee of an Option, SAR, Restricted Stock, Performance Units or Performance Shares (i) engages in the operation or management of a business (whether as owner, partner, officer, director, employee or otherwise and whether during or after termination of employment) which is in competition with the Company, (ii) induces or attempts to induce any customer, supplier, licensee or other individual, corporation or other business organization having a business relationship with the Company to cease doing business with the Company or in any way interferes with the relationship between any such customer, supplier, licensee or other person and the Company or (iii) solicits any employee of the Company to leave the employment thereof or in any way interferes with the relationship of such employee with the Company, the Appropriate Administrator, in its discretion, may immediately terminate all outstanding Options and/or SARs held by the grantee, declare forfeited all Restricted Stock held by the grantee as to which the restrictions have not yet lapsed and/or immediately cancel any award of Performance Units or Performance Shares. Whether a grantee has engaged in any of the activities referred to in the preceding sentence which would cause the outstanding Options and/or SARs to be terminated, and/or the Restricted Stock to be forfeited and/or any award of Performance Units or Performance Shares to be cancelled shall be determined, in its discretion, by the Appropriate Administrator, and any such determination by the Appropriate Administrator shall be final and binding.

3.5	Grants to Nonemployee Directors. Notwithstanding the foregoing, unless otherwise determined by the Board, the Board shall grant Nonqualified Stock Options, SARs, Restricted Stock, Performance Shares and Performance Units, and otherwise exercise the same authority as the Committee as described in Section 3.2 above, with respect to Nonemployee Directors.
Article 4. Shares Subject to the Plan and Maximum Awards
4.1	Number of Shares Available for Grants. Subject to adjustment as provided in Section 4.4 herein, the number of Shares hereby reserved for issuance to Participants under the Plan shall be 1,300,000, all of which may be granted pursuant to Incentive Stock Options; provided however, that, of that total, the maximum number of Shares of Restricted Stock granted pursuant to Article 8 herein, shall be 300,000.

The following rules shall apply to grants of such Awards under the Plan:
(a) The maximum aggregate number of Shares that may be granted or that may vest, as applicable, pursuant to any Award held by any one Named Executive Officer shall be 200,000 during any calendar year of the term of the Plan;
(b) The maximum aggregate cash payout received during any year by any one Named Executive Officer with respect to Awards granted shall be $1,000,000.

4.2	Lapsed Awards. If any Award granted under this Plan is canceled, terminates, expires, or lapses for any reason, any Shares subject to such Award again shall be available for the grant of an Award under the Plan.

4.3	Share Counting. (a) None of the following Shares shall become available for the grant of an Award under the Plan:
          (i) Shares tendered by a Participant as full or partial payment to the Company upon exercise of Options which are the subject of an Award granted under this Plan.
          (ii) Shares reserved for issuance upon an Award of SARs, to the extent the number of Shares reserved exceeds the number of Shares actually issued upon exercise of such SARs.
          (iii) Shares withheld by, or otherwise remitted to, the Company to satisfy a Participant’s tax withholding obligations upon the lapse of restrictions on Restricted Stock, or the exercise of Options or SARs, which are the subject of an Award under this Plan, or upon any other taxable event arising as a result of Awards granted under this Plan.
(b) When a SAR which is the subject of an Award under this Plan is exercised, and payment upon exercise is made in Shares as permitted in Section 7.5 of this Plan, the number of Shares with respect to which the SAR is exercised shall be counted against the Shares reserved under this Plan, regardless of the number of Shares actually issued to settle the SAR upon exercise.
4.4	Adjustments in Authorized Shares. In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368) or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Shares which may be delivered under Section 4.1 and as to the number of Shares which may be awarded under the Plan to any Named Executive Officer during the term of the Plan, and in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, as may be determined to be appropriate and equitable by the Appropriate Administrator, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that the number of Shares subject to any Award shall always be a whole number.
Article 5. Eligibility and Participation
5.1	Eligibility. Persons eligible to participate in this Plan include all Employees of the Company (including, but not limited to, Employees who are members of the Board, covered employees as defined in Section 162(m)(3) of the Code, or any successor provision) and all Nonemployee Directors of the Company.

5.2	Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees those to whom Awards shall be granted and shall determine the nature and amount of each Award and the Board may, from time to time, select from all eligible Nonemployee Directors those to whom Awards shall be granted and shall determine the nature and amount of each Award.

Article 6. Stock Options
6.1	Grant of Options. Subject to the terms and provisions of the Plan, the Committee may grant Incentive Stock Options or Nonqualified Stock Options or both types of Options (but not in tandem) to Employees and the Board may grant Nonqualified Stock Options to Nonemployee Directors in such number, and upon such terms, and at any time and from time to time as shall be determined by the Appropriate Administrator.

6.2	Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Appropriate Administrator shall determine. The Award Agreement also shall specify whether the Option is intended to be an ISO within the meaning of Code Section 422, or an NQSO whose grant is intended not to fall under the provisions of Code Section 422.

6.3	Option Price. The Option Price at which each Option may be exercised shall be no less than one hundred percent (100%) of the fair market value per share of the Common Stock covered by the Option on the date of grant, except that in the case of an Incentive Stock Option granted to an Insider, the option price shall not be less than one hundred ten percent (110%) of such fair market value on the date of grant. For purposes of this Section 6.3, the fair market value of the Common Stock shall be as determined in Section 2.15. Notwithstanding the authority granted to the Committee pursuant to Section 3.2 and the Board pursuant to Section 3.5, once an Option is granted, neither the Committee nor the Board shall have authority to reduce the Option Price, nor may any Option be surrendered to the Company as consideration for the grant of a new Option with a lower Option Price without the approval of the Company’s shareholders, except under Section 4.4.

6.4	Duration of Options. Each Option granted to a Participant shall expire at such time as the Appropriate Administrator shall determine at the time of grant; provided, however, that no Option shall be exercisable after the expiration of ten years (five years in the case of an Incentive Stock Option granted to an Insider) from the date of grant.

6.5	Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Appropriate Administrator shall in each instance approve, which need not be the same for each grant or for each Participant. Notwithstanding any other provision contained in the Plan or in any Award Agreement referred to in Section 2.3, but subject to the possible exercise of the Committee’s discretion contemplated in the last sentence of this paragraph, the aggregate fair market value, determined as provided in Section 2.15 on the date of grant, of the Shares with respect to which Incentive Stock Options are exercisable for the first time by an Employee during any calendar year under all plans of the corporation employing such Employee, any parent or subsidiary corporation of such corporation and any predecessor corporation of any such corporation shall not exceed $100,000. If the date on which one or more of such Incentive Stock Options could first be exercised would be accelerated pursuant to any provision of the Plan or any Award Agreement, and the acceleration of such exercise date would result in a violation of the limitation set forth in the preceding sentence, then, notwithstanding any such provision, but subject to the provisions of the next succeeding sentence, the exercise dates of such Incentive Stock Options shall be accelerated only to the date or dates, if any, that do not result in a violation of such limitation and, in such event, the exercise dates of the Incentive Stock Options with the lowest Option Prices shall be accelerated to the earliest such dates. The Committee may, in its discretion, authorize the acceleration of the exercise date of one or more Incentive Stock Options even if such acceleration would violate the $100,000 limitation set forth in the first sentence of this paragraph and even if such Incentive Stock Options are thereby converted in whole or in part to Nonqualified Stock Options.
6.6	Payment. Options granted under this Article 6 shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash in United States dollars (including check, bank draft or money order), or (b) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price, or (c) by a combination of (a) and (b).

The Company will also cooperate with any person exercising an Option who participates in a cashless exercise program of a broker or other agent under which all or part of the Shares received upon exercise of the Option are sold through the broker or other agent or under which the broker or other agent makes a loan to such person. Notwithstanding the foregoing, unless the Appropriate Administrator, in its discretion, shall otherwise determine at the time of grant in the case of an Incentive Stock Option, or at any time in the case of a Nonqualified Stock Option, the exercise of the Option shall not be deemed to occur and no Shares of Common Stock will be issued by the Company upon exercise of the Option until the Company has received payment of the Option Price in full.

6.7	Restrictions on Share Transferability. The Appropriate Administrator may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

6.8	Termination of Employment. Subject to the provisions of Section 6.5 in the case of Incentive Stock Options, unless the Committee, in its discretion, shall otherwise determine:
(i)	If the employment of an Employee who is not disabled within the meaning of Section 422(c)(6) of the Code (a “Disabled Grantee”) is voluntarily terminated with the consent of the Company or an Employee retires under any retirement plan of the Company, any outstanding Incentive Stock Option held by such Employee shall be exercisable by the Employee (but only to the extent exercisable by the Employee immediately prior to the termination of employment) at any time prior to the expiration date of such Incentive Stock Option or within three months after the date of termination of employment, whichever is the shorter period;

(ii)	If the employment of an Employee who is not a Disabled Grantee is voluntarily terminated with the consent of the Company or an Employee retires under any retirement plan of the Company, any outstanding Nonqualified Stock Option held by such Employee shall be exercisable by the Employee (but only to the extent exercisable by the Employee immediately prior to the termination of employment) at any time prior to the expiration date of such Nonqualified Stock Option or within one year after the date of termination of employment, whichever is the shorter period;

(iii)	If the employment of an Employee who is a Disabled Grantee is voluntarily terminated with the consent of the Company, any outstanding Option held by such Employee shall be exercisable by the Employee in full (whether or not so exercisable by the Employee immediately prior to the termination of employment) at any time prior to the expiration date of such Option or within one year after the date of termination of employment, whichever is the shorter period;

(iv)	Following the death of an Employee during employment, any outstanding Option held by the Employee at the time of death shall be exercisable in full (whether or not so exercisable by the Employee immediately prior to the death of the Employee) by the person entitled to do so under the Will of the Employee, or, if the Employee shall fail to make testamentary disposition of the stock option or shall die intestate, by the legal representative of the Employee at any time prior to the expiration date of such stock option or within one year after the date of death of the Employee, whichever is the shorter period;

(v)	Following the death of an Employee after termination of employment during a period when an Option is exercisable, the Option shall be exercisable by such person entitled to do so under the Will of the Employee by such legal representative (but only to the extent exercisable by the Employee immediately prior to the termination of employment) at any time prior to the expiration date of such Option or within one year after the date of death, whichever is the shorter period;

(vi)	Unless the exercise period of a stock option following termination of employment has been extended as provided in Section 13.1, if the employment of an Employee terminates for any reason other than voluntary termination with the consent of the Company, retirement under any retirement plan of the Company or death, all outstanding Options held by the Employee at the time of such termination of employment shall automatically terminate; provided, however, that if the employment of an Employee is involuntarily terminated by the Company without Cause, any Option held by such Employee at the time of such termination shall be exercisable by the Employee (but only to the extent exercisable by the Employee immediately prior to the termination of employment) at any time prior to the expiration date of such Option or within three months after the date of termination of employment in the case of an Incentive Stock Option or within one year after the date of termination of employment in the case of a Nonqualified Stock Option, whichever is the shorter period. Whether termination of employment is a voluntary termination with the consent of the Company or an involuntary termination with or without cause shall be determined, in its discretion, by the Committee and any such determination by the Committee shall be final and binding.
6.9	Termination of Board Service. Unless the Board, in its discretion, shall otherwise determine:
(i)	If a Nonemployee Director ceases to be a Director of the Company for any reason other than resignation, removal for cause or death, any then outstanding stock option held by such Nonemployee Director shall be exercisable by the Nonemployee Director (but only to the extent exercisable by the Nonemployee Director immediately prior to ceasing to be a Director) at any time prior to the expiration date of such stock option or within one year after the date the Nonemployee Director ceases to be a Director, whichever is the shorter period;

(ii)	If during his or her term of office as a Director a Nonemployee Director resigns from the Board (which shall not include not standing for reelection at the end of his or her then current term) or is removed from office for cause, any then outstanding stock option held by such Nonemployee Director shall be exercisable by the Nonemployee Director (but only to the extent exercisable by the Nonemployee Director immediately prior to ceasing to be a Director) at any time prior to the expiration date of such stock option or within 90 days after the date of resignation or removal, whichever is the shorter period;

(iii)	Following the death of a Nonemployee Director during service as a Director of the Company, any outstanding stock option held by the Nonemployee Director at the time of death (whether or not exercisable by the Nonemployee Director immediately prior to death) shall be exercisable by the person entitled to do so under the Will of the Nonemployee Director, or, if the Nonemployee Director shall fail to make testamentary disposition of the stock option or shall die intestate, by the legal representative of the Nonemployee Director, at any time prior to the expiration date of such stock option or within one year after the date of death, whichever is the shorter period;

(iv)	Following the death of a Nonemployee Director after ceasing to be a Director, any outstanding stock option held by such Nonemployee Director at the time of death shall be exercisable (but only to the extent exercisable by the Nonemployee Director immediately prior to death) by such person entitled to do so under the Will of the Nonemployee Director or by such legal representative at any time prior to the expiration date of such stock option or within one year after the date of death, whichever is the shorter period.

Interpretation of the foregoing shall be done by the Board and any determination by the Board shall be final and binding.
6.10	Nontransferability of Options. No Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by Will or if the Participant dies intestate by the laws of descent and distribution of the state of domicile of the Participant at the time of death. Further, all Options granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.
Article 7. Stock Appreciation Rights
7.1	Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Employees or Nonemployee Directors at any time and from time to time as shall be determined by the Appropriate Administrator.

The Appropriate Administrator shall have complete discretion in determining the number of SARs granted to each Participant (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

The grant price of an SAR shall equal the Fair Market Value of a Share on the date of grant of the SAR.

7.2	Exercise of SARs. SARs may be exercised upon whatever terms and conditions the Appropriate Administrator, in its sole discretion, imposes upon them.

7.3	SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Appropriate Administrator shall determine.

7.4	Term of SARs. The term of an SAR granted under the Plan shall be determined by the Appropriate Administrator, in its sole discretion; provided, however, that such term shall not exceed ten (10) years.

7.5	Payment of SAR Amount. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:
(a) The difference between the Fair Market Value of a Share on the date of exercise over the grant price; by
(b) The number of Shares with respect to which the SAR is exercised.
At the discretion of the Appropriate Administrator, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.
7.6	Rule 16b-3 Requirements. Notwithstanding any other provision of the Plan, the Appropriate Administrator may impose such conditions on exercise of an SAR as may be required to satisfy the requirements of Section 16 of the Exchange Act and the regulations promulgated thereunder (or any successor statute or regulation).

7.7	Termination of Employment. Each SAR Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment with the Company and/or its Subsidiaries or the Participant’s termination of Board Service, as the case may be. Such provisions shall be determined in the sole discretion of the Appropriate Administrator, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of such employment or service.

7.8	Nontransferability of SARs. No SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or, if the grantee dies intestate, by the laws of descent and distribution of the state of domicile of the grantee at the time of death. Further, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.
Article 8. Restricted Stock
8.1	Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Appropriate Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Employees or Nonemployee Directors in such amounts as the Appropriate Administrator shall determine.

8.2	Restricted Stock Agreement. Each Restricted Stock grant shall be evidenced by a Restricted Stock Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Appropriate Administrator shall determine.

8.3	Transferability. Except as provided in this Article 8, the Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Appropriate Administrator and specified in the Restricted Stock Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Appropriate Administrator in its sole discretion and set forth in the Restricted Stock Award Agreement. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant.

8.4	Other Restrictions. The Appropriate Administrator shall impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, restrictions based upon the achievement of specific performance goals (Company-wide, divisional, and/or individual), time-based restrictions on vesting following the attainment of the performance goals, and/or restrictions under applicable Federal or state securities laws. Notwithstanding the foregoing, all grants of Restricted Stock shall have a Period of Restriction of at least three (3) years, except that (a) the Period of Restriction for any Award may be shortened pursuant to the Restricted Stock Award Agreement in connection with death, disability or Retirement or pursuant to Section 13.1, (b) Awards with restrictions based upon achievement of performance goals shall have a Period of Restriction of a least one (1) year, and (c) Awards to Nonemployee Directors shall have a Period of Restriction of at least one (1) year.

The Company shall retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied.

Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the applicable Period of Restriction.

8.5	Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares.

8.6	Termination of Employment. Each Restricted Stock Award Agreement shall set forth the extent to which the Participant shall have the right to receive unvested Restricted Shares following termination of the Participant’s employment with the Company or service on the Board, as the case may be. Such provisions shall be determined in the sole discretion of the Appropriate Administrator, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of such employment or service; provided, however that, except in the cases of terminations connected with a Change in Control and terminations by reason of death or disability the vesting of Shares of Restricted Stock which qualify for the Performance-Based Exception and which are held by Named Executive Officers shall occur at the time they otherwise would have, but for the employment termination.
Article 9. Performance Units and Performance Shares
9.1	Grant of Performance Units/Shares. Subject to the terms of the Plan, Performance Units and/or Performance Shares may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Appropriate Administrator.

9.2	Value of Performance Units/Shares. Each Performance Unit shall have an initial value that is established by the Appropriate Administrator at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Appropriate Administrator shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Units/Shares that will be paid out to the Participant. For purposes of this Article 9, the time period during which the performance goals must be met shall be called a “Performance Period.”

9.3	Earning of Performance Units/Shares. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Units/Shares shall be entitled to receive payout on the number and value of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

9.4	Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares shall be made in a single lump sum within 2 1/2 months following the close of the applicable Performance Period. Subject to the terms of this Plan, the Appropriate Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash or in Shares (or in a combination thereof) which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions deemed appropriate by the Appropriate Administrator.

Participants may, at the discretion of the Appropriate Administrator, be entitled to exercise their voting rights with respect to such Shares.

9.5	Termination of Employment Due to Death, Disability, or Retirement. Unless determined otherwise by the Appropriate Administrator and set forth in the Participant’s Award Agreement, in the event the employment or the Board service of a Participant is terminated by reason of death, disability, or Retirement during a Performance Period, the Participant shall receive a payout of the Performance Units/Shares which is prorated, as specified by the Appropriate Administrator in its discretion.

Payment of earned Performance Units/Shares shall be made at a time specified by the Appropriate Administrator in its sole discretion and set forth in the Participant’s Award Agreement. Notwithstanding the foregoing, with respect to Named Executive Officers who retire during a Performance Period, payments shall be made at the same time as payments are made to Participants who did not terminate employment during the applicable Performance Period.

9.6	Termination of Employment or Board Service for Other Reasons. In the event that a Participant’s employment or Board service terminates for any reason other than those reasons set forth in Section 9.5 herein, all Performance Units/Shares shall be forfeited by the Participant to the Company unless determined otherwise by the Appropriate Administrator, as set forth in the Participant’s Award Agreement.

9.7	Nontransferability. Performance Units/Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or if the grantee dies intestate by the laws of descent and distribution of the state of domicile of the grantee at the time of death. Further, a Participant’s rights under the Plan shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s legal representative.

Article 10. Performance Measures
Unless and until the Appropriate Administrator proposes for shareholder vote and shareholders approve a change in the general performance measures set forth in this Article 10, the attainment of which may determine the degree of payout and/or vesting with respect to Awards to Named Executive Officers which are designed to qualify for the Performance Based Exception, the performance measure(s) to be used for purposes of such grants shall be chosen from among the following alternatives:
(a) Revenues of the Company or any specified division;
(b) Percentage increase over a specified period in revenues of the Company or any specified division;
(c) Expenses or any designated category of expenses of the Company or any specified division;
(d) Percentage decrease over a specified period in expenses or any designated category of expenses of the Company or any specified division;
(e) Pretax or after-tax income of the Company or any specified division, or figures derived from income of the Company or any specified division to account for non-cash charges such as amortization and depreciation; and
(f) Percentage increase over a specified period in pretax or after-tax income of the Company or any specified division.
The Appropriate Administrator shall have the discretion to adjust the determinations of the degree of attainment of the preestablished performance goals; provided, however, that Awards which are designed to qualify for the Performance Based Exception, and which are held by Named Executive Officers, may not be adjusted upward (the Committee shall retain the discretion to adjust such Awards downward).
In the event that applicable tax and/or securities laws change to permit the Appropriate Administrator discretion to alter the governing performance measures without obtaining shareholder approval of such changes, the Appropriate Administrator shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Appropriate Administrator determines that it is advisable to grant Awards, which shall not qualify for the Performance-Based Exception, the Appropriate Administrator may make such grants without satisfying the requirements of Code Section 162(m).
Article 11. Beneficiary Designation
Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

Article 12. Rights of Employees and Nonemployee Directors
12.1	Employment and Board Service. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment at any time, nor confer upon any Participant any right to continue in the employ of the Company, nor shall it confer any right to a person to continue as a Director of the Company or interfere in any way with the rights of shareholders of the Company or the Board to elect and remove Directors.

12.2	Participation. No Employee or Nonemployee Director shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.
Article 13. Change in Control
13.1	Treatment of Outstanding Awards. Upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges:
(a) Any and all Options and SARs granted hereunder shall become immediately exercisable, and shall remain exercisable throughout their entire term;
(b) Any restriction periods and restrictions imposed on Restricted Shares shall lapse;
(c) The target payout opportunities attainable under all outstanding Awards of Restricted Stock, Performance Units and Performance Shares shall be deemed to have been fully earned for the entire Performance Period(s) as of the effective date of the Change in Control. The vesting of all Awards denominated in Shares shall be accelerated as of the effective date of the Change in Control, and there shall be paid out in cash to Participants within thirty (30) days following the effective date of the Change in Control an amount equal to one hundred percent (100%) of all targeted cash payout opportunities associated with outstanding cash-based Awards; and
(d) Subject to Article 14 herein, the Appropriate Administrator shall have the authority to make any modifications to the Awards as determined by the Appropriate Administrator to be appropriate before the effective date of the Change in Control.
13.2	Acceleration of Award Vesting. Notwithstanding any provision of this Plan or any Award Agreement provision to the contrary, the Appropriate Administrator, in its sole and exclusive discretion, shall have the power at any time to accelerate the vesting of any Award granted under the Plan to a Participant, including without limitation acceleration to such a date that would result in said Awards becoming immediately vested, except that the Appropriate Administrator shall not have the authority to accelerate any Award (a) that would otherwise qualify for the Performance-Based Exception in any manner that would cause the Award to fail to qualify as such or (b) in a manner that would conflict with the last sentence of the first paragraph of Section 8.4.

13.3	Termination, Amendment, and Modifications of Change in Control Provisions. Notwithstanding any other provision of this Plan or any Award Agreement provision, the provisions of this Article 13 may not be terminated, amended, or modified on or after the date of a Change in Control to affect adversely any Award theretofore granted under the Plan without the prior written consent of the Participant with respect to said Participant’s outstanding Awards;

provided, however, the Board of Directors, upon recommendation of the Committee, may terminate, amend, or modify this Article 13 at any time and from time to time prior to the date of a Change in Control.
Article 14. Amendment, Modification, and Termination
14.1	Amendment, Modification, and Termination. The Board or the Committee may terminate the Plan in whole or in part at any time. The Board or the Committee may alter, amend, suspend or modify the Plan from time to time in such respects as the Board or the Committee may deem advisable in order that any Awards shall conform to any change in applicable laws or regulations or in any other respect the Board or the Committee may deem to be in the best interests of the Company; provided, however, that no such amendment or modification shall, without shareholder approval:
(a) Except as provided in Section 4.4, increase the number of Shares which may be issued under the Plan;
(b) Expand the types of Awards available to Participants under the Plan;
(c) Materially expand the class of persons eligible to participate in the Plan;
(d) Delete or limit the provisions in Section 6.3 prohibiting the repricing of Options or reduce the price at which Shares may be offered under Options; or
(e) Extend the termination date for making Awards under the Plan.
In addition, the Plan shall not be amended without the approval of such amendment by the Company’s shareholders if such approval is required under (1) the rules and regulations of NASDAQ or any stock exchange on which the Shares are then listed, or (2) other applicable laws, rules, or regulations, including, but not limited to, Rule 16b-3 under the Exchange Act, including any successor to such Rule.
14.2	Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.4 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided that no such adjustment shall be authorized to the extent that such authority would be inconsistent with the Plan’s meeting the requirements of Section 162(m) of the Code, as from time to time amended.

14.3	Awards Previously Granted. No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

14.4	Compliance with Code Section 162(m). At all times when Code Section 162(m) is applicable, all Awards granted under this Plan shall comply with the requirements of Code Section 162(m); provided, however, that in the event the Committee determines that such compliance is not desired with respect to any Award or Awards available for grant under the Plan, then compliance with Code Section 162(m) will not be required. In addition, in the event that changes are made to Code Section 162(m) to permit greater flexibility with respect to any Award or Awards available under the Plan, the Committee may, subject to this Article 15, make any adjustments it deems appropriate.

14.5	Code Section 409A Compliance. To the extent applicable, it is intended that this Plan and any Awards granted hereunder, are excepted from, or otherwise comply with, the requirements of Section 409A of the Code and any related regulations or other guidance promulgated with respect to such Section by the U.S. Department of Treasury or the Internal Revenue Service (“Section 409A”). Any provision that would cause the Plan or any Award granted hereunder to fail to satisfy Section 409A shall have no force or effect until amended to comply with Section 409A, which amendment may be retroactive to the extent permitted by Section 409A. Unless otherwise required by applicable law or listing requirement, such amendment shall not require the approval of the shareholders.
Article 15. Withholding
15.1	Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require an Employee to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

15.2	Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, Employees may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the action. All such elections shall be irrevocable, made in writing, signed by the Employee, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.
Article 16. Indemnification
Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
Article 17. Successor
All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
Article 18. Legal Construction
18.1	Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

18.2	Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
Article 19. Requirements of Law.
The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
Article 20. Securities Law Compliance.
With respect to (i) a Director of the Company, (ii) an executive officer of the Company or other person who is required to file reports pursuant to the rules promulgated under Section 16 of the Exchange Act and (iii) Insiders, transactions under this Plan are intended to comply with all applicable conditions or Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Appropriate Administrator fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Appropriate Administrator.
Article 21. Governing Law.
To the extent not preempted by Federal law, the Plan and all agreements hereunder, shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania.
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Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

						FOR	AGAINST	ABSTAIN
1.	Election of directors for a term expiring in 2009: 01 James J. Barnes and 02 Brian C. Mullins	FOR all nominees (except as indicated)	WITHHOLD AUTHORITY to vote for all nominees)	3.	Ratification of the appointment of PricewaterhouseCoopers, LLP as the Company’s independent auditors for fiscal year 2006.	☐	☐	☐
		☐	☐	4.	The shareholder proposal on declassification of the Board of Directors, as described in the proxy statement.	☐	☐	☐
INSTRUCTION: To withhold authority to vote for any individual nominee(s), write the names of such nominee(s) in the space provided:				5.	In his or her discretion, the Proxy is authorized to vote upon such other business as may be properly brought before this meeting.

		FOR	AGAINST	ABSTAIN
2.	Approval of the 2006 Long-Term Incentive Compensation Plan.	☐	☐	☐	Check box if you plan to attend meeting.	☐

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Signature(s)	Signature(s)	Date	, 2006

Please date and sign exactly as name appears hereon. When signing as Attorney, Executor, Administrator, Trustee, Guardian, Corporate Official, etc. full title as such should be shown. For joint accounts, each joint owner should sign.

▲ FOLD AND DETACH HERE ▲
Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet		Telephone		Mail
http://www.proxyvoting.com/tlgd		1-866-540-5760

Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Please sign, date and return your proxy in the enclosed envelope. If you vote by telephone or the Internet, please do not mail your proxy.
Thank you for voting.

TOLLGRADE COMMUNICATIONS, INC.
2006 ANNUAL MEETING OF SHAREHOLDERS
The undersigned does hereby appoint Mark B. Peterson and Sara M. Antol, or any one of them, Proxies for the undersigned with full power of substitution to vote at the Annual Meeting of the Shareholders of Tollgrade Communications, Inc. (the “Company”) to be held May 9, 2006 and at any and all adjournments of said meeting, all the shares of Common Stock of the Company which the undersigned may be entitled to vote.
This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made this proxy will be voted FOR each proposal.
This proxy is solicited on behalf of the Board of Directors of the Company.

(over)

Address Change/Comments (Mark the corresponding box on the reverse side)

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